EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the “Agreement”), made as of October 8, 2010 by and between EDR Berkeley Place Limited Partnership, a Delaware limited partnership (“Berkeley”), Western Place, LLC, a Georgia limited liability company (“Western”), Statesboro Place, LLC, a Georgia limited liability company (“Statesboro”) and EDR BG, LP, a Delaware limited partnership (“BG”), and together with Berkeley, Western, and Statesboro (the “Seller” or Sellers”) each with an address at 530 Oak Court Drive, Suite 300, Memphis, Tennessee 38117 and KAREP REIT I, INC., a Delaware corporation, or its permitted assignee or assignees (“Buyer”), with an address at 200 Business Park Drive, Suite 309, Armonk, New York 10504:

WITNESSETH:

WHEREAS, each Seller is the fee title owner of its respective property as described in Exhibit A-1 – Exhibit A-4, each attached hereto and made a part hereof (singly and collectively, the “Premises”).  Each of the Premises, together with each such Premises’ respective Leases, Service Contracts, Warranties, Permits, and Personal Property, as such terms are hereafter defined, being sometimes hereinafter singly and collectively referred to as the “Property”; and

WHEREAS, each Seller has agreed to sell to the Buyer, and Buyer has agreed to buy from each Seller, all of the Property of that Seller, subject to the terms and conditions herein expressed.

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and other good and valuable consideration to each of the parties hereto paid by the other, the receipt and sufficiency whereof are hereby acknowledged, it is hereby mutually covenanted and agreed by each Seller and Buyer as follows:

1.           Property to be Conveyed.  Subject to the terms and conditions hereof, each Seller shall convey to Buyer, with respect to its Premises, and, except as expressly provided herein, AS IS, WHERE IS AND WITH ALL FAULTS: (i) fee simple title to its respective Premises, including, without limitation, all buildings and improvements thereon or therein; any and all rights of such Seller in and to all roadways, alleys, easements, rights of way, streets and/or ways adjacent or appurtenant to its respective Premises; any rights of such Seller to any land lying in the bed of any existing dedicated street, road or alley adjoining its respective Premises; all rights of such Seller of ingress and egress to its respective Premises, whether public or otherwise; all strips and gores adjoining or abutting its respective Premises; all development rights, air rights, sewer rights, whether private or otherwise, mineral rights, water, water rights and water stock relating to its respective Premises; all easements and rights of way used in connection with the beneficial use and enjoyment of its respective Premises, and, subject to Section 7 hereof, the unpaid awards and insurance policy proceeds due to such Seller for taking by condemnation or eminent domain or for damage to its respective Premises by reason of casualty or for a change of grade of any street or highway; (ii) good title to all of such Seller’s equipment, fixtures, appliances, mechanical systems, machinery, keys, furnishings, all rights to the trade names with respect to each such Seller’s respective Premises (and all marks related thereto), except with respect to the trade names “Western Place”, “Statesboro Place” and “Berkeley Place” which Buyer acknowledges the applicable Sellers do not have the right to convey, any and all rights of each such Seller (but not of Seller’s Affiliates) in the web sites and domain names for each of the Premises and ownership of all social media networks, plans and specifications, engineering and architectural drawings and renderings, telephone exchange numbers, and all other tangible and intangible personal property owned by such Seller of every type and kind now or hereafter placed on, installed in or on, or used in connection with, such Seller’s respective Premises, except for any items listed on Exhibit B attached hereto and made a part hereto (the “Personal Property”); (iii) any and all service and maintenance contracts and agreements (but not including any property management agreement, which property management agreements shall be terminated by such Seller as of the Closing Date) relating to or affecting all of such Seller’s Property, including, but not limited to, those listed on Exhibit C-1 attached hereto and made a part hereto, provided, however, that Buyer may elect not to assume any service and maintenance contract or agreement that is cancelable with no more than thirty (30) day’s notice without cost to such Seller (the “Short-Term Contracts”) by notifying such Seller in writing on or before 5:00 p.m. (EDT) on the last day of the Due Diligence Period of those Short-Term Contracts that Buyer elects not to assume (the assumed contracts and agreements are herein referred to as the “Service Contracts”); (iv) any and all warranties and guaranties currently in effect relating to such Seller’s respective Personal Property or any of such Seller’s respective Premises including, but not limited to, those listed on Exhibit C-2 attached hereto and made a part hereto (the “Warranties”); (v) all certificates of occupancy, variances, permits, licenses, sewer hookup permits and approvals, consents and approvals issued by any governmental or quasi-governmental authority which are necessary for the construction, ownership, use, operation and/or occupancy of such Seller’s Premises, including, but not limited to, those listed on Exhibit C-2 (the “Permits”); and (vi) all lease, tenancy and occupancy agreements (both written and verbal), including all security and other refundable tenant deposits (including all interest thereon to which the tenants are entitled to receive by law or under any such lease, tenancy or occupancy agreement), all lease guaranties in connection therewith, leasing materials and forms and marketing materials in both printed (hard) form and electronic form (but only to the extent that such marketing materials contain no reference to such Seller or any Affiliates), including virtual tours and other electronic media and computers, monitors and other equipment utilized for the display of same and all tenant files and records for such Seller’s Premises (the “Leases”). The title to each of the Sellers’ Premises and all improvements thereon or therein shall be good and marketable fee simple title, free and clear of liens and encumbrances except: (1) applicable building and zoning laws, ordinances and regulations which do not prohibit the use of each such Seller’s respective Premises for multi-tenant residential use, including student housing, (2) the lien of current real estate taxes not yet due and payable subject to adjustment as provided herein, and (3) all title and survey matters approved by Buyer in accordance with Section 5. hereof.  The exceptions set forth in clauses (1), (2) and (3) are sometimes herein collectively called the “Permitted Exceptions”.  For purposes of this Agreement, “Affiliates” of any Seller shall mean entities controlling, controlled by, or under common control with, such Seller.

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2.           Inspection and Due Diligence Period.  This Agreement is contingent upon Buyer being satisfied that all of the Property is acceptable to Buyer in its sole and absolute discretion.  Commencing on the Effective Date, as defined in Section 27 hereof, Buyer shall have until October 8, 2010 (subject to extension for a Delivery Failure as defined below) (the “Due Diligence Period”), to conduct any examinations, inspections, reviews, studies or tests as to the condition of each of the Premises, including any buildings or improvements thereon, all parking areas, landscaping and amenities, and to otherwise perform any due diligence with respect to each of the Premises and the other Property it deems necessary in its sole and absolute discretion (the “Inspections”); provided, however, all Inspections shall be subject to the provisions of Section 15 of this Agreement.

Buyer’s right to conduct the Inspections shall include the right to perform or cause to be performed such examinations, inspections, reviews, studies or tests of each of the Premises and all of the other Property as Buyer shall deem necessary in its sole discretion, including, without limitation, soil tests and borings, zoning, traffic, marketing and land use studies, engineering inspections of all building and improvements, including all apartment units, the roofs, load bearing walls, structural support, elevators, HVAC and other mechanical systems, and environmental assessments.  Buyer may also inspect and copy all books and records with respect to the operation of each of the Premises.  Seller agrees to fully and promptly cooperate in good faith with Buyer’s Inspections.  Seller has provided to Buyer the documents and items listed on Schedule 2 hereto.  To the extent reasonably available to Seller, without the expenditure by Seller of any sum in excess of Five Hundred Dollars and 00/100 ($500.00) per Premises, Seller will provide, within two (2) business days of Buyer’s written request therefore, at any time during the Due Diligence Period, such other documents and items as Buyer may reasonably have requested in connection with Buyer’s inspection of each of the Premises and the other Property, including, without limitation, the following: copies of any existing surveys, appraisals, termite and pest inspections, title policies or reports (including legible copies of all exceptions), engineering reports, all pleadings (including settlement agreements) for all Material Litigation, as such term is defined in Section 12.(b)iv.2. hereof, commenced by or against Seller or with respect to the Property during the three year period prior to the date hereof, engineering plans and specifications, insurance policies, operating statements and budgets, financial records, a list of operating expenses, copies of all service and maintenance contracts, warranties, permits, soil studies, environmental studies and reports (including any radon, asbestos or lead paint studies), market studies, architectural drawings and renderings, rent rolls, Leases, tenant files and work orders and other records regarding the Property (collectively the “Documents”) and shall, commencing with the Effective Date, provide Buyer with reasonable access to all portions of each of the Premises, subject to the provisions of Section 15 of this Agreement, including any required notice to tenants of the Premises.

If Seller fails to timely comply with its obligations set forth in this Section 2. (a “Delivery Failure”), then Buyer may either:  (i) terminate this Agreement and all of its obligations hereunder, or (ii) extend the Due Diligence Period until Seller shall, in Buyer’s sole reasonable determination, cure such Delivery Failure, but in no event shall the Due Diligence Period be extended for more than seven (7) days from the date that Seller has cured each such Delivery Failure.  If, in the event of a Delivery Failure, either:  (1) Buyer elects to terminate this Agreement or (2) Buyer elects to extend the Due Diligence Period and at the end of the Due Diligence Period as so extended, the Delivery Failure remains uncured and Buyer elects to terminate this Agreement, then in either event, this Agreement shall be null and void in all respects, and thereafter neither party shall have any further rights, liabilities or obligations hereunder, except as provided in Section 14. and Section 15. hereof, each of which shall expressly survive such termination, and the Escrow Agent shall promptly return the Deposit to Buyer.

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If Buyer shall determine, in its sole and absolute discretion, without any explanation to Seller, that it is not satisfied with the results of its review, test and inspection of each of the Premises, or for any or for no reason, then Buyer shall have the right to terminate this Agreement and all of its obligations hereunder by giving Seller written notice of such decision on or before 5:00 p.m. (EDT) on the last day of the Due Diligence Period or, if the last day of the Due Diligence Period is not a business day, then by 5:00 p.m. (EDT) on the next business day immediately following the last day of the Due Diligence Period.  In the event Buyer so elects to terminate this Agreement, then this Agreement shall be null and void in all respects, and thereafter neither party shall have any further rights, liabilities or obligations hereunder, except as provided in Section 14. and Section 15. hereof, each of which shall expressly survive such termination, and the Escrow Agent shall promptly return the Deposit to Buyer.  In the event Buyer does not elect to terminate this Agreement as permitted by this Section 2, Buyer is deemed to have waived all matters relating to the Inspections that arose prior to or during the Due Diligence Period (except title and survey matters, which are governed by Section 5), and Buyer shall deliver the Deposit to the Escrow Agent within two (2) business days after the last day of the Due Diligence Period.

3.           Purchase Price.

(a)           Purchase Price.  The Purchase Price for the Property shall be equal to Thirty Nine Million One Hundred and Seventy Three Thousand Dollars and 00/100 ($39,173,000.00), payable in cash as hereafter provided.   The Purchase Price shall be paid by Buyer to Seller at Closing as provided herein:

i.           Within two (2) business days after the last day of the Due Diligence Period, to be deposited and held in escrow by the Escrow Agent as provided in Section 3. (b) hereof: One Million Dollars and 00/100 ($1,000,000.00);

ii.           At Closing, subject to adjustment and proration as provided in Section 9. hereof: Thirty Eight Million One Hundred and Seventy Three Thousand Dollars and 00/100 ($38,173,000);

iii.          The Purchase Price shall be allocated among each of the Premises as set forth on Schedule 3(a)(iii).

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(b)           Deposit.  Within two (2) business days after the last day of the Due Diligence Period, as same may be extended pursuant to Section 2 hereof, Buyer shall deposit funds in the amount of One Million Dollars and 00/100 ($1,000,000.00) (together with any interest earned thereon, the “Deposit”) with Chicago Title Insurance Company (the “Escrow Agent”) located at 711 Third Avenue, 5th Floor, New York, NY 10017, Attention: Kathleen Fiorito, pursuant to the wire instructions attached hereto as Schedule 3(b).  In the event this Agreement is closed as contemplated herein, the Deposit shall be applied to the cash portion of the Purchase Price at Closing as a credit to Buyer, otherwise, the Escrow Agent shall hold and apply the Deposit as provided in this Agreement.  Buyer and Sellers shall provide their respective federal employer identification numbers to Escrow Agent for purposes of federal and state tax reporting of interest earned on the Deposit.  If this Agreement closes as provided herein or if the Deposit is returned to Buyer as provided herein, Buyer shall be responsible for the payment of any federal and state income tax with respect to any such accrued interest.  If this Agreement does not close and Seller is entitled to retain the Deposit, then it shall be responsible for the payment of any federal and state income tax with respect to any such accrued interest.  Upon expiration of the Due Diligence Period, the Deposit becomes non-refundable to Buyer and shall be paid to or applied for the benefit of Seller in accordance with the provisions hereof, except as expressly provided herein.

4.           Conveyances.  On the Closing Date, each Seller shall, with respect to its respective Premises: (i) convey to Buyer good and marketable fee simple title, subject to only the Permitted Exceptions, to its respective Premises, by special warranty deed using the applicable form provided by the Escrow Agent, as approved by Buyer and Seller and where requested by Buyer, Seller shall quit claim any difference between the surveyor’s description and the description of the property set forth in the vesting deeds (singly and collectively, the “Deed”); (ii) convey to Buyer good title to its respective Personal Property by a Bill of Sale in the form attached hereto and made a part hereof as Exhibit D (the “Bill of Sale”); (iii) assign to Buyer its respective Warranties, Service Contracts and Permits by an Assignment in the form attached hereto and made a part hereof as Exhibit E (the “Assignment”) and (iv) assign to Buyer its respective Leases by an Assignment and Assumption of Leases in the form attached hereto and made a part hereof as Exhibit F (the “Assignment of Leases”).  Notwithstanding anything in this Agreement to the contrary, Buyer and Seller agree that this Agreement is for an “all or none” sale of the Premises and Buyer shall buy and Seller shall sell all of the Premises or none of the Premises.

5.           Title and Survey.

(a)           Title.  Seller has provided Buyer with a copy of Seller’s current title policy for each of the Premises (singly and collectively, the “Existing Title Policy”).  Buyer may at its option, and at Buyer’s sole cost and expense:  (i) promptly apply for and pursue completion of an update of any Existing Title Policy, or (ii) apply for a new title commitment for any of the Premises (singly and collectively, the “Commitment”) including true, correct and complete legible copies of all items and documents referred to therein, each Commitment evidencing the title company’s agreement to issue to the Buyer at Closing, an owner’s policy or policies of title insurance on ALTA Form B-2006 in an amount equal to the portion of the Purchase Price allocated to each Premises in accordance with Schedule 3(a)(iii) hereof; insuring the good and clear marketable indefeasible fee title, both of record and in fact, of the Buyer to each of the Premises, subject only to the respective Permitted Exceptions; which policy or policies shall each provide extended coverage over any unrecorded mechanics liens arising prior to the Closing Date, insure the “gap” between Closing and the recording of the respective Deed, delete as an exception to such policy the survey exception and contain such endorsements as Buyer may require in its reasonable discretion (singly and collectively, the “Title Policy”).  Seller will cooperate, to a reasonable extent, with Buyer’s efforts to obtain its desired title endorsements, at no cost or expense to Seller.  Buyer shall, on or before 5:00 p.m. (EDT) on the last day of the Due Diligence Period notify Seller in writing specifying Buyer’s objections (the “Title Objections”), if any, to the state of title as reflected in the Commitment (“Buyer’s Title Notice”).  All matters contained in the Commitment, which are not listed as Title Objections in Buyer’s Title Notice, shall be deemed to be accepted by Buyer and considered to be Permitted Exceptions with respect to the Premises in question in addition to those Permitted Exceptions specified in Section 1. hereof.

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(b)           Seller shall use reasonable, good faith and diligent efforts to remove, on or before the Closing Date, any Title Objections that Buyer has listed in the Buyer’s Title Notice.  Notwithstanding the foregoing, Seller shall not be required to expend a sum in excess of one-percent (1%) of the Purchase Price allocable to any Premises to correct Title Objections as to that Premises, except for mortgages and liens, which Seller shall remove in any event regardless of the amount thereof. If Seller is unable or reasonably believes that it will be unable as of the Closing Date, after such reasonable, good faith and diligent efforts, to remove any such Title Objections, Seller shall notify Buyer in writing of such fact as soon as reasonably possible, but in no event later than the date that is ten (10) days after the date of Buyer’s Title Notice.  In such event, Buyer may, at its sole election: (i) terminate this Agreement, or (ii) accept title to each of the Premises subject to all such Title Objections, provided that it shall give to the Seller written notice of its election on or before the tenth (10th) day after the date on which it receives Seller’s notice of Seller’s inability to cure such Title Objections.

In the event that any title matter arises between the date of the Commitment and the Closing Date, that was not contained in the Existing Title Policy or the Commitment and that is objectionable to Buyer, Buyer shall give Seller prompt written notice of any such new Title Objections and Seller shall, subject to the cost limitations set forth in this Section 5.(a) above, use reasonable, good faith and diligent efforts to remove such Title Objections.  If Seller is unable or reasonably believes that it will be unable, after reasonable, good faith and diligent efforts, to cure such additional Title Objections by the Closing Date, it shall promptly, but in no event later than ten (10) business days prior to the Closing Date, notify Buyer in writing, in which case, Buyer may, at its election, by written notice to Seller:  (1) terminate this Agreement, or (2) extend the Closing Date for a reasonable period of time not to exceed thirty (30) days from the Closing Date, during which time Seller shall, subject to the provisions of this Section 5.(a), use reasonable, good faith and diligent efforts to remove such additional Title Objections, or (3) accept title to such Premises subject to such additional Title Objections.  If Buyer elects the alternative contained in Subsection (2) and at the expiration of such period, Seller is unsuccessful in removing any additional Title Objections, Seller shall notify Buyer of such fact and Buyer shall have the option of either:  (a) accepting the title to all of the Premises subject to such additional Title Objections, or (b) terminating this Agreement; provided that it shall give to the Seller written notice of its election on or before the tenth (10th) day after the date on which it receives notice of Seller’s inability to cure such additional Title Objections.

If Buyer elects to terminate this Agreement under any of the foregoing provisions, then this Agreement shall be null and void in all respects, and thereafter neither party shall have any further rights, liabilities or obligations hereunder, except as provided in Section 14. and Section 15. hereof, each of which shall expressly survive such termination, and the Escrow Agent shall promptly return the Deposit, if any, to Buyer

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(b)           Survey.  Seller has provided Buyer with a legible copy of the most current “as-built” boundary line survey for each of the Premises, prepared by a registered land surveyor and so certified by the surveyor as having been made in compliance with the requirements of an ALTA survey (singly and collectively, the “Survey”). Buyer may at its option, and at Buyer’s sole cost and expense, promptly apply for and pursue completion of an update of each Survey. If any Survey discloses easements, restrictions, rights of way, encroachments or other matters which would adversely and materially affect the use and occupancy of any of the Premises for multi-tenant residential use, including student housing, as determined in Buyer’s sole discretion, and which are not Permitted Exceptions (“Survey Objections”), Buyer may, at its option, on or before 5:00 p.m. (EDT) on the last day of the Due Diligence Period, by written notice to Seller either: (1) terminate this Agreement or (2) accept title to all of the Premises subject to such Survey Objections.

If Buyer elects to terminate this Agreement as provided above, this Agreement shall be null and void in all respects, and thereafter neither party shall have any further rights, liabilities or obligations hereunder, except as provided in Section 14. and Section 15. hereof, each of which shall expressly survive such termination, and the Escrow Agent shall promptly return the Deposit to Buyer.

6.           Conditions Precedent to Buyer’s and Seller’s Obligation to Close.

(a) Conditions to Buyer’s Obligation to Close. Without limitation of any other provisions hereof, Buyer’s obligation to perform the terms of this Agreement shall be subject to the satisfaction (as determined in Buyer’s sole discretion) of each of the following conditions precedent with respect to each of the Premises (hereafter “Buyer’s Conditions”) (any one or more of which may be waived in writing by Buyer in its sole and absolute discretion):

i.           that the Seller has cured all Title Objections as provided in Section 5.(a) hereof;

ii.          that Buyer has not exercised its right to terminate this Agreement under Section 2., Section 5., Section 6.(b), Section 7., Section 10., Section 12. or Section 13. hereof;

iii.         that each of the Seller’s representations, warranties, and covenants hereunder shall be true and correct in all material respects and not materially misleading as of the Closing Date;

iv.         Buyer has determined that no Hazardous or Toxic Material shall have been discharged, disposed of or released or otherwise exist in, on or under any of the Premises as of the Closing Date, which Hazardous or Toxic Material was not in existence on the last day of the Due Diligence Period;

v.          that the physical condition of each of the Premises, and any improvements thereon, on the Closing Date shall not have deteriorated from their condition on the last day of the Due Diligence Period, reasonable wear and tear excepted.

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vi.           that occupancy, gross revenues and general financial condition, including expenses and revenues of each of the Premises is not adversely different from the occupancy, gross revenues and general financial condition, including expenses and revenues of each such Premises on the last day of the Due Diligence Period, or if adversely different, there is no more than a five percent (5%) variance;

vii.           the purchase and sale transaction contemplated by this Agreement has been consummated with respect to each of the Premises in accordance with terms and provisions hereof, except as expressly provided herein; and

viii.           that Seller has performed all of its obligations hereunder as provided herein.

If Buyer shall determine, in its sole discretion, that any of the Buyer’s Conditions are not satisfied on the Closing Date with respect to each of the Premises (a “Buyer’s Condition Failure”), then Buyer shall have the right, in its sole discretion, and in addition to its other rights and remedies hereunder, to: (i) terminate this Agreement, in which case this Agreement shall be null and void in all respects, and thereafter neither party shall have any further rights, liabilities or obligations hereunder, except as provided in Section 14. and Section 15. hereof, each of which shall expressly survive such termination, and the Escrow Agent shall promptly return the Deposit to Buyer or (ii) waive the Buyer’s Condition Failure and proceed to closing in accordance with the terms and provisions hereof.

(b)           Conditions to Seller’s Obligation to Close.   Without limitation of any other provisions hereof, Seller’s obligation to perform the terms of this Agreement shall be subject to the satisfaction (as determined in Seller’s sole discretion) of each of the following conditions precedent with respect to each of the Premises (hereafter “Seller’s Conditions”):  (i) Buyer has not timely delivered notice of termination pursuant to the terms of this Agreement, and (ii) all representations and warranties made by Buyer shall have remained true in all material respects, (iii) Buyer shall not be in default of its obligations under this Agreement.  If Seller shall determine, in its sole discretion, that any of the Seller’s Conditions, or any of the other obligations of Buyer under this Agreement, are not satisfied on the Closing Date with respect to each of the Premises (a “Seller’s Condition Failure”), then Seller shall have the right, in its sole discretion to:  (i) terminate this Agreement and exercise its remedies under Section 13(b) hereof or (ii) waive the Seller’s Condition Failure and proceed to closing in accordance with the terms and provisions hereof.

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7.           Condemnation and Damage and Destruction.

(a)           If after the Effective Date hereof and prior to the Closing Date, all or a material portion of any of the Premises is taken by eminent domain or condemnation (or sale in lieu thereof) or experiences any material damage, destruction or casualty (a “Condemnation or Casualty Event”), Buyer may by written notice to Seller elect to: terminate this Agreement, in which case this Agreement shall be null and void in all respects, and thereafter neither party shall have any further rights, liabilities or obligations hereunder, except as provided in Section 14. and Section 15. hereof, each of which shall expressly survive such termination, and the Escrow Agent shall promptly return the Deposit, if any, to Buyer.  If Buyer does not elect to cancel this Agreement as provided above, this Agreement shall remain in full force and effect and the purchase contemplated herein, less any interest taken by eminent domain or condemnation, shall be effected with no adjustment or abatement of the Purchase Price, other than a credit to Buyer for any applicable insurance deductible in the event of a casualty; provided, however, that at the Closing, Seller shall pay to Buyer all amounts received by Seller with respect to such Condemnation or Casualty Event and shall assign, transfer and set over to Buyer all of the right, title and interest of Seller in and to: (i) any awards that have been or that may thereafter be made for such Condemnation or Casualty Event, and (ii) the rights to any and all insurance proceeds relating to such Condemnation or Casualty Event.

(b)           If after the Effective Date and prior to the Closing Date as a result of a Condemnation or Casualty Event, an immaterial portion of any of the Premises is taken or suffers any damage, this Agreement shall remain in full force and effect and the purchase contemplated herein, less any interest taken as a result of such Condemnation or Casualty Event, shall take place in accordance with the provisions of this Agreement with no further adjustment or abatement of the Purchase Price, other than for a credit to Buyer for any applicable insurance deductible in the event of a casualty; provided, however, that at Closing, Seller shall pay to Buyer all amounts received by Seller for such Condemnation or Casualty Event and shall assign, transfer and set over to Buyer all of the right, title and interest of Seller in and to: (i) any awards that have been or that my hereafter be made for such taking, and (ii) the rights to any and all insurance proceeds relating thereto.

(c)           For purposes of Subsection 7.(a), the term “material portion” shall refer to a portion of any or all of the Premises, a taking of which or destruction or damage to which as a result of a Condemnation or Casualty Event would, in the reasonable judgment of Buyer: (i) require restoration or repair costing either: (A) $200,000 or more for any one of the Premises or (B) $500,000 or more for all of the Premises in the aggregate, (ii) decrease the value: (A) of any one of the Premises by $200,000 or more or (B) of all of the Premises, in the aggregate, by $500,000 or more, or (iii) would materially adversely affect: (1) the ingress and/or egress to or from any of the Premises or (2) the intended use of any of the Premises as multifamily residential property, including student housing.  For purposes of Subsection 7.(b), an “immaterial portion” shall refer to a portion of any Premises, a taking of which or destruction or damage to which as a result of a Condemnation or Casualty Event would, in the reasonable judgment of Buyer: (i) require restoration or repair costing: (A) for any one of the Premises, of less than $200,000 or (B) for more than one of the Premises, of less than $500,000 in the aggregate, (ii) decrease the value: (A) of any one of the Premises, by less than $200,000 or (B) of more than one of the Premises, by less than $500,000 in the aggregate, (iii) does not materially adversely affect: (1) the ingress and/or egress to or from any of the Premises or (2) the intended use of any of the Premises as multifamily residential property, including student housing.

(d)           Prior to Closing, in the event of any casualty or condemnation, Seller shall, subject to the provisions of this Agreement, bear the sole risk of any loss resulting from a Condemnation or Casualty Event.

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8.             Closing.

(a)           The transaction contemplated hereunder shall close (the “Closing”) by escrow established with the Escrow Agent on November 30, 2010, or otherwise if agreed to by the parties hereto (the “Closing Date”), provided, however, Buyer shall be entitled upon written notice to Seller on or before November 15, 2010, to extend the Closing Date until December 30, 2010.

(b)           At least five (5) business days prior to Closing, each Seller will deliver to Buyer (or make available at the Premises as indicated) for its respective Premises, the following:

i.           A current rent roll for such Seller’s respective Premises certified by such Seller containing the name of each tenant, the date of the respective lease, the lease rent being collected, the lease maturity date, the security deposit, if any, any interest accrued thereon, and the date to which rent has been collected and the amount so collected, together with copies of any Leases not previously delivered to Buyer;

ii.          Copies of all Service Contracts, to the extent assumed by Buyer, and not previously delivered to Buyer pursuant to Section 2 (made available at the Premises);

iii.         Copies of all employment contracts, if any not previously delivered to Buyer pursuant to Section 2., and evidence of termination of all employees and employment contract not expressly assumed by Buyer (made available at the Premises);

iv.         Proof of the valid existence of such Seller in the form of a current certificate of legal existence dated not more than 30 days prior to the Closing Date and proof of such Seller’s authority to consummate the purchase and sale contemplated by this Agreement.

v.          A closing statement setting forth all adjustments and pro rations as of the Closing Date as provided in Section 9(a) hereof (the “Closing Statement”);

vi.         Copies of all such Seller’s proposed closing documents, including, without limitation, the Deed, Bills of Sale, Assignments, Assignment of Lease and all transfer tax forms;

vii.        A payoff statement for each mortgage encumbering the Premises; and

viii.       Any additional documents that Buyer or the Escrow Agent may reasonably require in connection with the transfer of title.

(c)           On the Closing Date, Seller shall be responsible for paying its legal fees, the costs of curing any Title Objections (subject to Section 5.(a)) and one-half of the cost of the escrow fee.  All conveyance and other transfer taxes and sales and use taxes which may be assessed in connection with the conveyance of the Property to Buyer, including the cost of filing the required reporting forms therefor, shall be allocated in accordance with the custom of the location in which each Premises is located.  All costs associated with Buyer’s inspection rights under Section 2 hereof, the Commitment, the Title Policy, the update of the Survey, one-half of the escrow fee and its legal fees shall be paid solely by Buyer. At least one (1) business day prior to the Closing Date, each Seller shall, with respect to its respective Premises, deliver to the Escrow Agent in escrow (except as expressly noted below), the fully executed, witnessed and acknowledged Deed, Bill of Sale, Assignment, and the Assignment of Leases with all exhibits attached to each such document, together with the following items:

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i.           a mechanic’s lien and parties in possession affidavit, in form and substance satisfactory to the Escrow Agent, executed by such Seller that: (A) shows its respective Premises to be free of any liens, other than the liens included as Permitted Exceptions, and that no work has been performed or contracted which might give rise to any liens and (B) shows its respective Premises to be free from possession by third parties other than pursuant to the tenant leases with rights as tenants only;

ii.           releases or equivalent documents, for any mortgage or other liens encumbering its respective Premises, or in the alternative, evidence of the payment in full of such items satisfactory to the Escrow Agent so as to permit the Escrow Agent to remove any such item as an exception to title on the Title Policy;

iii.           a current rent roll for such Seller’s respective Premises, certified by such Seller to be delivered to Buyer at Closing, and all original tenant files, including all original Leases, work orders and other documents with respect to the Leases, and receipts for security deposits shall be available to Buyer at Sellers’ respective Premises;

iv.           to the extent not previously provided to Buyer as part of the Documents, correspondence with respect to suppliers and vendors, unpaid bills (to the extent payment thereof is the obligation of Buyer hereunder or affects such Seller’s respective Property after Closing), the original Warranties, Service Contracts and Permits, and all mechanical drawings, plans and specifications, engineering reports, environmental and soil tests and reports, appraisals, surveys and maps, operating budgets, correspondence, and books and records for such Seller’s respective Premises in such Seller’s possession or under its control, which items shall be delivered to Buyer at such Seller’s respective Premises;

v.          evidence reasonably satisfactory to Buyer and the Escrow Agent of such Seller’s authority to consummate the transactions contemplated by this Agreement, including, without limitation, corporate and partnership resolutions, incumbency certificates, evidence of payment of all franchise and other taxes and certificates of good standing or their equivalent from the appropriate governmental authorities;

vi.         a FIRPTA Affidavit signed by such Seller or the appropriate tax-paying entity;

vii.        the Closing Statement executed by such Seller;

viii.       if required by the Escrow Agent to issue the Title Policy, the customary “gap” indemnity;

ix.          written cancellation letters for all Service Contracts not assumed by Buyer;

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x.           a fully completed IRS Form 1099S, which shall be the responsibility of the closing settlement agent to file;

xi.          a certificate in form and substance reasonably acceptable to Buyer, confirming that as of the Closing Date all of such Seller’s representations and warranties set forth herein are true and correct;

xii.         letters to tenants under the Leases in the form attached hereto as Exhibit G shall be delivered to Buyer at Sellers’ respective Premises; and

xiii.        such other documents and agreements as the Buyer or the Escrow Agent may reasonably request.

(d)           At least one (1) business day prior to the Closing Date, in addition to each Closing Statement, each Assignment and each Assignment of Leases executed by the Buyer, Buyer shall deliver to the Escrow Agent:  (i) such other documents and instruments as Seller and the Escrow Agent may reasonably request and (ii) the cash portion of the Purchase Price as fully determined after computation of adjustments and prorations as provided in Section 9. hereof, to be delivered in the form of a wire transfer of immediately available federal funds to the Escrow Agent.

(e)           Buyer shall have the right, during the ten (10) business day period immediately prior to the Closing Date, to inspect all portions of each of the Premises and all other Property and to review all tenant files and other property records.

(f)           Possession of the Property shall be delivered to Buyer by Seller at the Closing, subject only to such rights of tenants set forth on the Rent Roll.

(g)          Whenever under the terms of this Agreement, the time for performance falls on a Saturday, Sunday or legal holiday, such time for performance shall be extended to the next business day.

(h)           Except for liabilities expressly assumed in accordance with this Agreement, Buyer assumes none of the liabilities of Seller.

9.           Prorations and Adjustments.

(a)           The following items shall comprise prorations and adjustments to be determined as of 11:59 p.m. of the day immediately preceding the Closing Date, and shall increase or decrease the cash portion of the Purchase Price, as the case may be:

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i.           Income and Expenses.  All income and expenses of the Real Property and Improvements.  All rents prepaid for a portion of the term on or after the Closing, shall be paid by credit to Buyer at the Closing.  All other income and expense items subject to proration pertaining to the period prior to the Closing Date will be allocated to and paid by Seller and all income and expense items subject to proration pertaining to the period starting on the Closing Date will be allocated to and paid by Buyer.  Seller is responsible for lease commissions due Seller's employees and locater fees for leases under which the tenant moves into a unit prior to the Closing Date.  All non-refundable and fully earned application fees which are not prepaid security deposits shall be retained by Seller.  Any income receivable in connection with any service contract will be prorated, but no lump sum or up front payments paid to Seller with respect to any service contract will be prorated.  Except as provided in subsection (vi) below, Rent will be prorated based on the Rent Roll provided by Seller at the Closing as provided in subsection 8(b)(i), including collected and uncollected rent for the month of Closing.  No later than three (3) business days prior to the Closing Date, Buyer and Seller shall mutually approve and provide to the Title Company a schedule of prorations in as complete and accurate a form as possible.  No later than sixty (60) days after the Closing, Seller and Buyer shall make appropriate post-Closing adjustments to the prorations of income and expenses but in no event will any readjustment be made after the 180th day after the Closing Date, other than a readjustment of ad valorem taxes and assessments.

ii.           Deposits.  All deposits paid as refundable security for rent, cleaning, pet deposits, or any other purposes will be paid to Buyer at the Closing and the obligation, if any, to refund the cash deposits to tenants is assumed by Buyer.  No non-refundable deposits or fees paid by tenants shall be paid or payable to Buyer.

iii.         Taxes.  Ad valorem taxes and personal property taxes (if any) for the Property for the current calendar year shall be prorated to date of the Closing, and Buyer shall credit to Seller at the Closing, Buyer’s pro-rata portion of such taxes, all in accordance with the custom for the jurisdiction in which the respective property is located.  Buyer’s pro rata portion of such taxes shall be based upon taxes actually assessed for the current calendar year. If, for any reason, ad valorem taxes and personal property taxes (if any) for the current calendar year have not been assessed on the Property, such prorating shall be estimated based upon ad valorem taxes and personal property taxes (if any) for the immediately preceding calendar year, and adjusted within thirty (30) days of the date that actual amounts are available.  Buyer and Seller agree that the sale of the Premises does not constitute an “applicable asset acquisition” within the meaning of Section 1060 of the Internal Revenue Code and will file all tax returns consistently therewith.

iv.         Expenses.  All other income and ordinary operating expenses for or pertaining to the Property, including, but not limited to, public utility charges, maintenance, service charges, housekeeping expenses and all other normal operating charges of the Property shall be prorated at the Closing. In the event the meter readings are not available at the Closing, utility costs will be prorated based on the best information available.

v.          Reproration.  In the event any prorations made by the parties are found to be erroneous, then either party hereto who is entitled to additional monies shall invoice the other party for such additional amounts as may be owing, and such amount shall be paid within ten (10) days from receipt of the invoice. The obligations of Seller and Buyer to reprorate shall survive the Closing for a period of 180 days, except as provided in paragraph 9(a)(iii) with respect to taxes.

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vi.         Accounts Receivable.  At Closing, all accounts receivable, more than thirty (30) days old but not more than ninety (90) days old as of the Closing Date, due from tenants at a Seller’s respective Property (the “Purchased Receivables”) will be purchased from such Seller by Buyer at a discount of fifty percent (50%) of the amount past due and Buyer shall have no further obligation to such Seller for any accounts receivable collections.  Such Seller may pursue collection of any delinquent rents that are more than ninety (90) days old as of the Closing Date provided that such Seller shall have no right to terminate a Lease or any tenant’s occupancy under any Lease in connection therewith.

vii.        Any sales and use taxes generated in connection with the purchase or sale of the Personal Property shall be allocated in accordance with the local custom in which each Premises is located.

viii.       Buyer shall receive a credit against the Purchase Price at Closing in the amount of Five Hundred Thousand Dollars and 00/100 ($500,000.00).

(b)           With respect to each Property, the parties shall cause the reading of all utility services at such Property, including, without limitation, oil, water, electric, telephone, gas and sewer, to be made as of 11:59 p.m. of the day immediately preceding the Closing Date (as determined by the local time in which such Property is located), or as soon prior thereto as possible, and the Seller for such respective Property shall pay final utility bills that are not billed directly to and paid by tenants through and including the aforementioned 11:59 p.m. time.  Each Seller shall obtain refunds of any security deposits made for such utilities with respect to its respective Property, and Buyer shall make its own utility deposits with respect to such Property to assure continued services, or Buyer, if it elects, shall pay to such Seller the amount of such deposits related to such Seller’s respective Property and receive the transfer of such deposits.

(c)           To the extent that any adjustment set forth herein is based upon estimated bills, such amounts will be readjusted upon final determination of the amounts in question; in all events by that date which is one hundred eighty (180) days after the Closing Date.

10.          Representations, Warranties and Agreements of and Indemnity by Seller.  To induce Buyer to execute, deliver and perform this Agreement, each Seller hereby represents and warrants to, and agrees for the benefit of, Buyer that, with respect to its respective Property, each of the following representations, warranties and agreements on and as of the date hereof are, and will be on and as of the Closing Date, true, complete, correct in all material respects and not misleading in any material adverse respect:

(a)           that such Seller is the sole owner of its respective Property and such Seller has full capacity, right, power and authority to execute, deliver and perform this Agreement and all documents to be executed by such Seller pursuant hereto, and all required action and approvals therefor have been duly taken and obtained, and that the individuals signing this Agreement and all other documents executed or to be executed pursuant hereto on behalf of such Seller are and shall be duly authorized to sign the same on such Seller’s behalf and to bind such Seller thereto, and that this Agreement and all documents to be executed pursuant hereto by such Seller are and shall be binding upon and enforceable against such Seller in accordance with their respective terms, and the transaction contemplated hereby will not result in a breach of or constitute a default or permit acceleration of maturity under any indenture, mortgage, deed of trust, loan agreement or other agreement to which such Seller or its respective Premises are subject or by which such Seller or its respective Premises are bound;

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(b)           that there are, and will be as of the Closing Date, no liens against the Property, other than the Permitted Exceptions;

(c)           that Seller has not received any notice of, and has no actual knowledge of any health, safety, building, pollution, environmental, zoning or other violations of law, including, without limitation, any Environmental Laws, as such term is hereafter defined, with respect to any of the Premises which have not been entirely corrected;

(d)           that: (1) except as noted in the certified rent rolls described in Sections 8.(b)i. and 8(d)(iii). hereof, each of the Leases is and on the Closing Date will be in full force and effect and Seller has not received notice from any tenant thereunder of, nor is Seller aware of, a default by Seller of its obligations under any such Lease, (2) except as noted in the certified rent rolls described in Section 8.(b)i. hereof, there are and will be on the Closing Date no rents under any of the Leases paid more than 30 days in advance, (3) Seller has complied in all material respects with all of the terms and conditions to be performed by the landlord under the Leases as of the date hereof, (4) except as noted in the certified rent rolls described in Section 8.(b)i. hereof, to best of Seller’s knowledge, it is not aware of any event of default by any tenant under any Lease, (5) there is not, nor will there be as of the Closing Date, any obligation on the part of the landlord under the Leases to any tenant thereof to perform any work, other than customary and normal maintenance and repair work, (6) the rent roll attached hereto as Exhibit H is true and correct in all respects, (7) the security deposits set forth on the rent roll are the only security deposits with respect to the Leases and Seller has complied with applicable state law governing tenant security deposits, and (8) with the exception of typical disputes for security deposit refunds (for which Seller shall remain fully liable after the Closing), Seller is not aware of any defense, counterclaim or right of setoff which any tenant may have under any Lease;

(e)           that Seller has complied in all material respects with all the terms and conditions to be performed by Seller under the Service Contracts that will affect the Buyer or any of the Premises after Closing; that all Service Contracts, including any management and leasing contracts, are identified in Exhibit C-1, including, but not limited to, any management and leasing contracts that may be terminated without cause on 30-days’ notice; that other than the Service Contracts, there are no outstanding written contracts or agreements, whether for maintenance, labor, materials, supplies, services or otherwise, with any person, firm, labor union or entity with respect to the Property, and there are, and will be as of the Closing Date, no past due amounts thereunder; that except as noted on Exhibit I, there are no employees of Seller, Seller has not made any promise or commitment to any employee for or on behalf of Buyer for continued employment after the Closing Date; and the employment of all of Seller’s employees for each of the Premises shall be terminated by Seller effective as of the Closing Date and in connection therewith Seller shall be responsible for payment of wages, accrued benefits and unemployment withholding and Seller shall comply with all state and federal law regarding such terminations;

(f)           that no foreign person, as defined in the Internal Revenue Code, has an interest in Seller, or will receive any moneys from the sale of the Premises, or is subject to withholding as required by Section 1445 of the Internal Revenue Code;

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(g)           that Seller has not received any written notice of, nor, to the best of Seller’s knowledge, are there any pending or threatened condemnation or eminent domain suits, relative to any of the Premises;

(h)           that on the Closing Date, the improvements on each of the Premises and all electrical, plumbing and mechanical systems, including, without limitation, the heating, ventilating and air conditioning system and all other equipment will be in the same condition as on the last day of the Due Diligence Period, reasonable wear and tear excepted.  The inventory of appliances, furnishings, furniture, fixtures, equipment and machinery provided to Buyer by Seller as part of the Documents is a full and complete list of all such Personal Property to be transferred hereunder all of which is currently fully operational.  On the Closing Date, possession of the Property and each of the Premises shall be delivered to the Buyer in a fully operational condition and all apartment units shall be in a fully rentable condition;

(i)           that attached hereto as Exhibit J is a current list of all real and personal property taxes, assessments and impact fees for each of the Premises, each of which are and will be on the Closing Date current.  To the best of Seller’s knowledge: (1) there are no present proceeding with respect to such taxes, impact fees and assessment; and (2) all sales and use taxes due and payable with respect to the Property, including any sales and use taxes due and payable in connection with any property management agreement, are, and will be as of the Closing Date, current.

(j)           that except as set forth in Exhibit K, Seller has not received any written notice of, nor, to the best of Seller’s knowledge, does Seller have any knowledge of any pending or threatened law suits, arbitrations or claims, including mechanics liens.  Seller shall immediately give Buyer written notice, by certified mail, return receipt requested, of any such pending or threatened law suits, arbitrations or claims, including mechanics liens.  In the event such pending or threatened law suits, arbitrations or claims, including mechanics liens, shall involve a potential loss or expense in excess of Ten Thousand Dollars ($10,000) (except condemnation or eminent domain suits, which are governed by Section 7. hereof and litigation involving tenants which is governed by Section 12. hereof), or would adversely affect the use and occupancy of any of the Premises as currently used as multifamily residential student housing, and such lawsuit, arbitration or claim, including any mechanics lien, is not resolved by Seller to Buyer’s reasonable satisfaction within Seller’s cure periods under Section 13.(a) hereof, then Buyer shall have the option to (i) terminate this Agreement, in which case this Agreement shall be null and void in all respects, and thereafter neither party shall have any further rights, liabilities or obligations hereunder, except as provided in Section 14. and Section 15. hereof, each of which shall expressly survive such termination, and the Escrow Agent shall promptly return the Deposit, if any, to Buyer or (ii) waive the objection and proceed to Closing in accordance with the terms and provisions hereof; provided that Buyer shall, within ten (10) days of Buyer’s receipt from Seller of written notice as aforesaid, give to Seller written notice of Buyer’s election; and

(k)           that there are not, nor will there be as of the Closing Date, any commissions, or other compensation owed to any person in connection with the Premises, including any commissions paid to any person for finding tenants for the Premises;

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(l)           that there are no sales, income, franchise, withholding or similar taxes due and owing from Seller, or any Affiliate, that are, or could, become a lien on any of the Property and that each Seller, or any Affiliate, has timely filed all returns for all such taxes for the period on or before the Closing that are required to be filed on or before the Closing Date; and

(m)           that to the best of such Seller’s actual knowledge, without any investigation or inquiry: (1) there has not been any escape, removal, seepage, spillage, discharge, emission or release of any Hazardous or Toxic Material caused by such Seller, or any Affiliates, on, under, above or emanating from any of such Seller’s respective Premises, or any parts thereof, including any of the buildings and improvements thereon; and (2) there are no pending or anticipated suits, actions, proceedings or notices from any governmental or quasi governmental agency with respect to any of the Premises, or any parts thereof, including the buildings and improvements thereon.  For purposes of this Agreement, the term “Hazardous or Toxic Material” shall be defined to include: (x) asbestos or any material composed of or containing asbestos in any form and of any type, or (y) the presence of lead paint at any of the Premises or (z) any actionable amount of hazardous, toxic or dangerous waste, substance, material, smoke, gas or particulate matter, as from time to time defined by or for purposes of the Comprehensive Environmental Response Compensation and Liability Act, and any law commonly referred to as of the date hereof as “Superfund” or “Superlien” or any successor to such laws, or any other federal, state or local environmental, health or safety statute, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards concerning or in connection with hazardous, toxic or dangerous wastes, substances, material, gas or particulate matter as now or at any time hereinafter in effect (collectively, the “Environmental Laws”).  Seller shall give prompt written notice to Buyer if Seller knows that there may be any Hazardous or Toxic Materials in or around any of the Premises or if Seller or any of the Premises is subject to any threatened or pending investigation by any governmental authority under any governmental requirement or ordinance pertaining to any Hazardous or Toxic Material;

Seller agrees to indemnify and hold Buyer harmless from and against all liabilities, claims, actions, cost and expenses (including sums paid in settlement of claims and all consultant, expert and legal fees and expenses of Buyer and its counsel) or a loss directly or indirectly arising out of or resulting from any Hazardous or Toxic Materials in or upon any part of any of the Premises, or in the soil, ground water or soil vapor on or under any of the Premises (including those incurred in connection with any investigation of site conditions or any cleanup, remediation, removal, or restoration work, or any resulting damage or injuries to the person or property of any third parties or to any natural resources) and (i) which was caused by the acts, omissions or negligence of Seller, its Affiliates, agents or employees, and (ii) which arose during the Seller’s ownership of the Property (and not before); and (iii) which was not disclosed in any environmental report or test provided to or secured by Buyer and (iv) except for any such damages which may arise from any Hazardous or Toxic Materials which have been discharged, disposed of or released in, on or under the Premises after the Closing Date, or before the Closing Date as a result of Buyer’s negligence or willful misconduct.  Upon Buyer’s demand and reasonable belief that the presence of such Hazardous or Toxic Materials has given rise to any investigation, action, or proceeding alleging the presence of any Hazardous or Toxic Material which affects any of the Premises in question or which is otherwise brought or commenced against Buyer, whether alone or together with Seller or any other persons, Seller shall defend any such investigation, action or proceeding, all at Seller’s own cost and by counsel to be approved by Buyer in the exercise of its reasonable judgment.  Seller shall not compromise or settle any such investigation, action or proceeding or consent to any fine, penalty or sanction in connection therewith, without Buyer’s consent, unless the total burden of such fine, penalty or sanction falls solely on the Seller and does not, in Buyer’s reasonable judgment, affect Buyer or any of the Premises.  If it is subsequently determined or agreed that the presence of such Hazardous or Toxic Materials giving rise to the investigation, action, or proceeding was not caused by Seller, its Affiliates, agents or employees, then Buyer shall reimburse Seller for all costs and expenses (including sums paid in settlement of claims and all consultant, expert and legal fees and expenses incurred by Seller and its counsel or any other losses suffered by Seller) incurred or suffered by Seller in defending Buyer and any of the Premises from such claim, action, or proceeding;

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If between the date hereof and Closing, Seller has actual knowledge that any of the foregoing representations and warranties proves or becomes untrue, incorrect or misleading in any material adverse respect, then Seller shall promptly notify Buyer in writing of such fact and then in such event Buyer shall have the option to: (i) terminate this Agreement, in which case this Agreement shall be null and void in all respects, and thereafter neither party shall have any further rights, liabilities or obligations hereunder, except as provided in Section 14. and Section 15. hereof, each of which shall expressly survive such termination, and the Escrow Agent shall promptly return the Deposit, if any, to Buyer or (ii) waive the objection and proceed to Closing in accordance with the terms and provisions hereof; provided that Buyer shall, within ten (10) days of Buyer’s receipt from Seller of written notice as aforesaid, give Seller written notice of Buyer’s election.

11.          Representations, Warranties and Agreements of Buyer.  To induce Seller to execute, deliver and perform this Agreement, Buyer, subject to the Buyer’s Conditions, hereby represents, warrants to, and agrees for the benefit of each Seller on and as of the date hereof and on and as of the Closing Date as follows:

(a)           Buyer is a corporation validly existing and in good standing under the laws of its jurisdiction of organization; all representations and warranties of Buyer appearing in other sections and subsections of this Agreement are true and correct in all material respects and each Buyer’s assignees will on  the Closing Date be qualified to do business in the states in which the respective Premises being acquired by such assignee is located;

(b)           Buyer has full capacity and all necessary authority to execute, deliver and perform this Agreement and all documents to be executed by Buyer pursuant hereto are and shall be binding upon and enforceable against Buyer in accordance with their respective terms; the person(s) executing this Agreement on behalf of Buyer is (are) authorized to do so;

(c)           There are no attachments, executions, assignments for the benefit of creditors, appointments of receivers, voluntary of involuntary proceedings in bankruptcy or under other debtor relief laws contemplated by, pending or threatened against Buyer; and

(d)           Neither Buyer nor, to the best of Buyer’s reasonable knowledge, any beneficial owner of Buyer:

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i.           is listed on the Specially Designated Nationals and Blocked Persons Listed maintained by OFAC and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable legal authority (such lists are collectively referred to as the Lists);

ii.           is a Person who has been determined by competent authority to be a Person with whom a U.S. Person is prohibited from transacting business, whether such prohibition arises under U.S. law, regulation, executive orders or any lists published by the United States Department of Commerce, the United States Department of State including any agency or office thereof;

iii.         is owned or controlled by, or acts for or on behalf of, any Person on the Lists or any other Person who has been determined by competent authority to be a Person with whom a U.S. Person is prohibited from transacting business, whether such prohibition arises under U.S. law, regulation, executive orders or any lists published by the United States Department of Treasury or the United States Department of State including any agency or office thereof; or

iv.         Is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws.

(e)           On or before the expiration of the Due Diligence Period, Buyer shall inform Seller of any Short-Term Contracts that Buyer wishes Seller to terminate.

12.          Covenants and Agreements of Seller and Buyer.

(a)           From the date hereof to the Closing Date or earlier termination of this Agreement, Seller shall not do, suffer or permit, or agree to do, any of the following:

i.           enter into any transaction, contract or agreement in respect to or affecting any of the Property after Closing;

ii.          sell, encumber or grant any interest in any of the Property, or any part thereof, which will prevent Seller’s full performance of Seller’s obligations hereunder except for residential leases in the ordinary course of business, as provided in Section 12.(b)(ii) hereof; and

iii.         fail to operate each of the Premises in compliance with all applicable governmental laws, statutes, regulations, ordinances and codes; fail to give Buyer prompt written notice of any Hazardous or Toxic Material or violation of any Environmental Law of which it has received notice of or has actual knowledge of, on or at any of the Premises of which Seller is aware or should, with the exercise of reasonable diligence, be aware; enter into any easement, covenant, restriction or right of way for or burdening any of the Premises; or modify, terminate or extend any Service Contract.

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(b)           Between the date hereof and the Closing Date, Seller shall do the following:

i.           maintain all current insurance in all current amounts on all of the Property;

ii.         continue to manage, lease, operate, repair and maintain all of the Property in a manner consistent with the Seller’s current standards and practices; continue to perform all obligations of the landlord arising under the Leases and may continue to negotiate leases and enter into a new Lease or renew an existing Lease for any unit space on its current Lease form as delivered to and approved by Buyer, provided such lease renewal or new Lease so entered into by Seller shall be on a monthly rental and on other terms approved by the Buyer, and Seller consults with Buyer with respect to all pricing and lease related decisions related to the Premises; Seller’s obligations under this Subsection ii. shall include, but not be limited to, actively marketing the lease-up of all units, continue to maintain the units at each of the Premises and respond to tenant requests regarding such maintenance, repairs and refurbishments to the units at each of the Premises and to promptly repair, refurbish and restore units at each of the Premises as such units become vacant so that such vacant units are promptly restored to a “rentable” condition;

iii.        subject to Section 7. hereof, Seller shall repair, at its sole cost and expense, all damage to each of the Premises occurring after the Due Diligence Period and on or prior to the Closing Date except to the extent caused by Buyer or its agents; any such repairs and any capital improvements to each of the Premises shall be completed, lien free and at the sole cost and expense of Seller, in a manner reasonably satisfactory to Buyer; if Seller is currently undertaking any capital improvement at the Premises or commences any such capital improvement prior to the Closing Date, such capital improvement must be completed, at Seller’s sole cost and expense, to the reasonable satisfaction of Buyer, lien free, prior to the Closing Date; and

iv.        in the event of any litigation filed between the date hereof and the Closing Date by or against Seller or any of the Premises in connection with the Leases, Seller shall retain complete control of such litigation, shall have the right to select and direct counsel regarding same, and the right to enter into any settlement agreement deemed appropriate by Seller.  Seller shall not settle any litigation with any tenant in a manner that will adversely affect Buyer or any of the Premises after the Closing Date, including, without limitation, abating the rent or otherwise agreeing to modify the terms of the current Leases.  From and after the Closing Date, should any such litigation remain pending, or thereafter be filed or commenced for events occurring prior to Closing Date, Seller shall prosecute or defend such action, shall be totally responsible for all costs and judgments incurred in connection therewith, and shall be entitled to all judgments, awards and costs which Seller may obtain by way of successful prosecution or defense of such action, by way of prevailing upon any counterclaim filed in connection therewith, or by way of settlement, except for rent for periods subsequent to the Closing.  Seller agrees not to enter into any settlement of litigation that continues after Closing without prior written consent of Buyer that shall not be unreasonably withheld.  It is the intention of both Buyer and Seller that the foregoing provision shall apply solely to litigation filed after the date hereof, Seller having, by its execution hereof, agreed with Buyer that, to the best of Seller’s knowledge, no such litigation, whether by or against Seller, is presently pending or contemplated except as expressly provided in Exhibit K hereto.  Regarding the foregoing litigation, by its execution hereof, Buyer and Seller expressly agree as follows:

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1.           Other than the litigation, claims, suits and charges which may be pending on the Closing Date, or which may arise after Closing for events occurring or accruing prior to Closing, which shall be the sole responsibility of Seller, Buyer shall, at Closing, assume responsibility for all litigation, claims, suits and charges (other than by litigation between Seller and Buyer) which may in the future be filed in connection with the Premises.

2.           Buyer’s obligation to close the transaction as provided herein shall be and remain unaffected by any pending tenant litigation or disputes so long as such tenant litigation or dispute does not, with respect to each of the Premises, involve a claim or claims in excess of $50,000.00 for any one of the Premises or $125,000.00 in the aggregate for all of the Premises, or involve or include, in the aggregate, five percent (5%) or more of the total units at any of the Premises.  If, on the Closing Date, with respect to any of the Premises, such tenant litigation involves or includes, claims in excess of $50,000.00 for any one of the Premises or $125,000.00 in the aggregate for all of the Premises, or involve or include, in the aggregate, five percent (5%) or more of the total units at any of the Premises, then the Buyer, at its option, may elect to: (i) terminate this Agreement, in which case this Agreement shall be null and void in all respects, and thereafter neither party shall have any further rights, liabilities or obligations hereunder, except as provided in Section 14. and Section 15. hereof, each of which shall expressly survive such termination, and the Escrow Agent shall promptly return the Deposit, if any, to Buyer or (ii) waive the objection and proceed to Closing in accordance with the terms and provisions hereof.  All pending litigation is listed in Exhibit K.  Seller shall promptly notify Buyer of any changes to this list.  For purposes of this Agreement, any litigation, claim, suit or action in excess of the threshold amounts specified above or in Section 10.(j) hereof, either singly or collectively, shall be deemed a “Material Litigation”.

3.           Seller agrees to indemnify, defend and hold Buyer harmless from and against any litigation, claim, suit, action, charge, cost or expense, including reasonable attorneys’ fees, which is currently pending, was pending or which arises either before or after Closing as a result of any act, omission, condition or event occurring prior to the Closing Date.  Buyer agrees to indemnify, defend and hold Seller harmless from and against any litigation, claim, suit, action, charge, cost or expense, including reasonable attorneys’ fees, which arises as a result of any act, omission, condition or event occurring on or after the Closing Date.

(c)           Buyer covenants and agrees, at no cost to Buyer, to cooperate with Seller and Seller’s accountants and independent auditors to provide reasonable and necessary access to financial records related to the Premises, including, but not limited to any financial statements and supporting records.  This provision shall survive the Closing for one (1) year.  All such access shall be on reasonable prior written notice from Seller to Buyer and at such reasonable times and days as Buyer may determine.

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13.          Default.

(a)           Seller’s Default.  The obligation of Buyer to close the transaction contemplated hereby is, at Buyer’s option, subject to satisfaction of Buyer’s Conditions and all obligations of Seller to have been performed on or before the Closing Date having been timely and duly performed.  In addition, if Seller remains in default hereunder after five (5) business days’ written notice from Buyer, then Buyer shall, in its sole discretion, elect as its sole and exclusive remedy for such default by Seller to either: (i) terminate this Agreement, in which case this Agreement shall be null and void in all respects, and thereafter neither party shall have any further rights, liabilities or obligations hereunder, except as provided in Section 14. and Section 15. hereof, each of which shall expressly survive such termination, and the Escrow Agent shall promptly return the Deposit to Buyer, (ii) waive the default and proceed to Closing in accordance with the terms and provisions hereof or (iii) bring suit for specific performance of Seller’s obligations hereunder.  If the court in which suit for default of this Agreement is brought finds that Seller is in default and that Buyer should be awarded a judgment against Seller, but such court refuses to permit the equitable remedy of specific performance, in such case, the parties agree that an award of damages for actual out of pocket costs incurred (and no exemplary, consequential or punitive damages) would be appropriate.

(b)           Buyer’s Default.  The obligation of Seller to close the transaction contemplated hereby is, at Seller’s option, subject to all obligations of Buyer to have been performed on or before the Closing Date having been timely and duly performed.  If Buyer shall remain in default of its obligation under this Agreement after five (5) business days’ written notice from Seller, Seller, at its sole and exclusive remedy for such default by Buyer, shall be entitled to terminate this Agreement and retain the Deposit.  Upon such termination by Seller, this Agreement shall become null and void and of no further force or effect, except as provided in Section 14. and Section 15. hereof, each of which shall expressly survive such termination.

14.           Broker.  Buyer and Seller represent and warrant to each other that each has not dealt with any broker, agent or similar person in connection with this transaction or the Premises.  Each of Buyer and Seller agrees to indemnify, defend and hold harmless the other party from and against any and all litigation, claim, suit, action, charge, cost or expense, including reasonable attorneys’ fees, for any brokerage or agent commission or fee arising out of this transaction by any broker or agent with whom the indemnifying party has dealt.  Each such party shall have the right, however, to participate in the defense of any action brought by such agent or broker.  The provisions of this Section 14. shall survive the Closing Date.

15.           Buyer’s Inspection Indemnification.  (a)  From the Effective Date to the earlier of the Closing Date or termination of this Agreement, Seller shall permit Buyer and representatives, accountants, agents, attorneys, employees, lenders, contractors, appraisers; architects and engineers designated by Buyer (collectively “Permittees”), upon reasonable notice and at reasonable times, access to and entry upon each of the Premises to examine, inspect, measure and test the Property, all at Buyer’s sole cost and expense. Seller shall have the right to require that a representative may accompany any or all of the Permittees provided that such right shall not cause undue delay in Buyer’s inspection.  Buyer will not, and will cause the Permittees to not, unreasonably interfere with or permit unreasonable interference with the quiet enjoyment of all or any portion of any of the Premises by any tenant thereof, or interfere with or permit the unreasonable interference with any person occupying or providing service at the Premises.  Buyer and its Permittees shall restore any damage to the Property caused by its tests and inspections. Buyer does hereby indemnify and forever defend and hold Seller, and its members, agents, and employees harmless from any loss, liability, suit, action judgment, or claim (including, without limitation, any mechanics’ liens which may be filed against any of the Premises) which any of the indemnified parties may suffer or sustain as a result of the exercise by Buyer of its rights (and that of its Permittees) to enter upon the Property or the office of Seller pursuant to this Section 15.  Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, Buyer’s obligations under this Section shall survive the Closing or any termination of this Agreement.

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(b)           Buyer shall provide, as a condition precedent to entering onto any of the Premises, a public liability insurance policy in such form and issued by such company as shall be satisfactory to Seller insuring against bodily injury, including death, and personal injury, including without limitation libel, slander and invasion of privacy, in an amount not less than $1,000,000.00 per occurrence, and $3,000,000.00 in the aggregate, with deductible provisions not to exceed $10,000.00 per occurrence, and for damage to or loss or destruction of property, including loss of use thereof, in an amount not less than $500,000.00 per occurrence and not less than $3,000,000.00 in the aggregate, with deductible provisions not to exceed $10,000.00 per occurrence.  Each such policy shall expressly provide therein that coverage includes the contractual liability assumed by Buyer pursuant to this Agreement.  Furthermore, each such policy shall be endorsed to show Seller as an additional named insured, shall contain a waiver of subrogation rights and shall provide for no less than thirty (30) days notice of any cancellation or adverse change to such policy.

(c)           Certificates of insurance acceptable to Seller shall be provided to Seller on the Effective Date.

(d)           Buyer hereby assumes all liability for any and all damage to property or injury to persons resulting from or arising out of Buyer’s negligence or the negligence of any Permittee.  Nothing contained in this Agreement shall be deemed or construed to limit Buyer’s obligation under this paragraph so as to exclude Buyer’s liability for damages which are not covered by or which exceed the amount of insurance maintained pursuant to the provisions set forth above.

(e)           Buyer further agrees to indemnify and hold Seller harmless from and against, and to reimburse Seller with respect to, any claim, loss, damage, liability, cost or expense (including reasonable attorney’s fees and disbursements) which may be sustained or suffered by Seller arising out of, based upon, or by reason of, Buyer’s negligence or the negligence of any Permittee, including without limitation all costs, expenses and liability arising out of a claim for personal injury or death to persons or damage to property.

(f)           Buyer does hereby indemnify and forever defend and hold Seller, and its members, agents, and employees harmless from any loss, liability, suit, action judgment, or claim (including, without limitation, reasonable attorneys’ fees and court costs and any mechanics’ or other liens which may be filed or asserted against any of the Premises) which any of the indemnified parties may suffer or sustain, or be threatened with, as a result of or in connection with the exercise by Buyer of its rights (and that of its Permittees) to enter upon the Property or the office of Seller or to conduct such examinations, inspections or tests pursuant to this Section 15.  Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, Buyer’s obligations under this Section shall survive the Closing or any termination of this Agreement.

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(g)           Notwithstanding anything herein to the contrary, from the Effective Date to the earlier of the Closing Date or termination of this Agreement, Seller shall provide to each Permittee, within two (2) business days of Buyer’s written request therefore, to the extent reasonably available to Seller without the expenditure by Seller of any sum in excess of Five Hundred Dollars and 00/100 ($500.00) per Premises, such documents, instruments, agreements and items as the Permittee may reasonably request.

16.           Waivers.  No delay or omission by either of the parties hereto in exercising any right or power accruing upon the non-compliance or failure of performance by the other party under the provisions of this Agreement shall impair any such right or power or be construed to be a waiver thereof.  A waiver by either of the parties hereto of any of the covenants, conditions or agreements hereof to be performed by the other party shall not be construed to be a waiver of any subsequent breach thereof or of any other covenant, condition or agreement herein contained.

17.           Remedies Cumulative.  All rights, privileges and remedies afforded the parties by this Agreement shall be deemed cumulative and the exercise of one of such remedies shall not be deemed to be a waiver of any other right, remedy or privilege provided for herein.

18.           Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Tennessee, without regard to conflict of laws rules.

19.           Partial Invalidity.  If any provisions of this Agreement or the application thereof to any party or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law; provided, that the transaction as a whole as contemplated hereby can still be substantially completed.

Notices.  Every notice, demand or consent or other document or instrument required or desired to be given to either of the parties hereto shall be in writing and shall be deemed to have been given on the date of such notice, demand or consent if delivered by electronic mail, facsimile or overnight courier (with evidence of transmission) or mailed by registered or certified United States mail, postage prepaid, return receipt requested, addressed to the respective parties as hereafter set forth, unless otherwise changed in writing by the parties hereto:

In the case of a notice to Seller:
Education Realty Trust, Inc. (“EDR”)
530 Oak Court Drive,  Suite 300
Memphis, TN  38117
Attn:  Chief Financial Officer
           rbrown@edrtrust.com
Attn:  Chief Investment Officer
           ttrubiana@edrtrust.com
Phone: (901) 259-2500
Fax:      (901) 259-2594

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With a copy of such notice to (delivery of which shall not constitute notice to Seller):	Martin Tate, Morrow & Marston, P.C. 6410 Poplar Avenue, Suite 1000 Memphis, TN 38119 Attn: Lee Welch, Esq. lwelch@martintate.com Phone: (901) 259-2524 Fax: (901) 259-2594

In the case of a notice to Buyer to:
c/o Kayne Anderson Real Estate Partners
200 Business Park Drive, Suite 309
Armonk, New York 10504
Attn: Frank L. Duemmler, Esq.
Phone: (914)-940-6042
Fax:  (914)-273-1904
Email: fduemmler@kaynecapital.com

With a copy of such notice to (delivery of which shall not constitute notice to Buyer):	Robinson & Cole LLP 280 Trumbull Street Hartford, Connecticut 06103 Attn: Samuel L. Molinari, Esq. Phone: (860)-275-8397 Fax: (860)-275-8299 Email: smolinari@rc.com

 All such copies shall be sent in the manner set forth above in this Section 20.  Each Seller acknowledges and agrees that any notice given by Buyer to EDR in accordance with this Section 20 shall constitute notice to each Seller.

20.           Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties hereto.

21.           Section Headings and Exhibits.  The section headings in this Agreement are for convenience and for reference only and in no way define or limit the scope or contents of this Agreement or in any way affect its provisions.  All exhibits attached hereto are hereby made a part of this Agreement.

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22.           Assignment.  Buyer may assign this Agreement, and all of its rights hereunder, with respect to all or any of the Premises, to any one or more entities controlled by it and each such entity shall have all of the rights, remedies and obligations of Buyer with respect to the Premises in question.  In the event of an assignment by Buyer, Buyer shall nonetheless remain liable for all of the obligations under this Agreement, including those obligations that survive this Agreement.

23.           Survival.  Seller’s and Buyer’s representations, warranties, covenants, and indemnifications set forth in this Agreement shall survive the Closing Date for a period of twelve (12) months thereafter, provided, however, that nothing herein shall be deemed a release or limitation of Seller’s liability under the Deed’s warranty of title.  By executing below, EDR agrees to guaranty to Buyer and its assignees the prompt performance of all obligations of each Seller hereunder, including, but not limited to, each Seller’s representations, warranties, covenants and indemnifications, as set forth in this Agreement, and to indemnify and hold the Buyer, and each of its assignees, harmless from and against, and to reimburse Buyer, and each of its assignees with respect to, any claim, loss, damage, liability, cost or expense (including reasonable attorney’s fees and disbursements) which may be sustained or suffered by Buyer, or any of its assignees, arising out of, based upon, or by reason of, a default by any Seller of its obligations hereunder, including without, limitation, if any of the representations and warranties of Seller hereunder proves to be untrue, incorrect or intentionally misleading.

24.           Counterparts.  This Agreement may be signed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument.  Any counterpart to which is attached the signatures of all parties (including a facsimile or electronic version thereof) shall constitute an original of this Agreement.

25.           Modifications.  This Agreement may only be modified, amended or supplemented by an agreement in writing signed by Seller and Buyer.

26.           Effective Date.  Seller and Buyer shall each deliver four fully executed copies of this Agreement (including by facsimile or electronic mail) to the Escrow Agent, including signatures of Broker, if any.  Upon Escrow Agent’s receipt of four fully executed copies of this Agreement from Buyer and Seller, Escrow Agent shall notify each of Buyer and Seller by facsimile or electronic mail that it has received four fully executed copies of this Agreement from Buyer and Seller and the date of such notice shall be considered the “Effective Date” for purposes of this Agreement.

27.           Confidentiality.  Sellers, and each of their respective partners, employees and agents, shall each maintain the confidentiality of the terms and provisions of this Agreement and any and all information provided by Buyer to Sellers.  Buyer, and its managers, members, directors, officers, and agents, shall:  (a) maintain the confidentiality of the results of investigation and all documents delivered by the Sellers and (b) the confidentiality of the terms and provisions of this Agreement.  Neither Sellers nor Buyer, nor their respective officers, directors, partners, employees or agents, shall disclose either the terms and provision of this Agreement or the results of any investigations made or information delivered in connection herewith, except to its lenders, employees, agents, attorneys, accountants, prospective investors, consultants and advisors who need or deem it useful to review such terms, conditions and information in connection with the transaction contemplated hereby provided, however, nothing in this Agreement shall, or shall be deemed to, restrict or limit Sellers in complying with securities laws, rules and regulations, provided, that Buyer shall have the right to approve any filing or disclosure that references Buyer or any of its affiliates, including any assignee of Buyer, or the transaction contemplated by this Agreement, which approval it agrees not to unreasonably withhold, delay or condition.

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28.           Time.  Time is of the essence in the performance of each of the parties’ respective agreements and obligations contained herein.

29.           No Recording. This Agreement shall not be recorded by either party, but Buyer and Seller agree that upon request from the other to execute a Memorandum of this Agreement containing the information permitted or required by the laws of the jurisdiction in which a Premises for recordation in the proper office for the recording of deeds in the jurisdiction in which a Premises is located,; provided, however, the cost of recording shall be paid by the party requesting the recording.

30.           Entire Agreement.  This Agreement, together with the Exhibits hereto, sets forth all of the agreements, representations, warranties and conditions of the parties hereto with respect to the subject matter hereof, and supersedes all prior or contemporaneous letters of intent, agreements, representations, warranties and conditions.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLERS:

EDR BERKELEY PLACE LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EDR Berkeley Place GP, LLC,
a Delaware limited liability company,
its general partner

By:	Education Realty Operating Partnership, LP, a Delaware limited partnership its managing member

By:	Education Realty OP GP, Inc.,
a Delaware corporation,
its general partner

By:	/s/ Olan Brevard
Olan Brevard
Vice President

WESTERN PLACE, LLC,
a Georgia limited liability company

By:	EDR Manager, LLC,
a Delaware limited liability company,
its manager

By:	Education Realty Operating Partnership, LP, a Delaware limited partnership its managing member

By:	Education Realty OP GP, Inc.,
a Delaware corporation,
its general partner

By:	/s/ Olan Brevard
Olan Brevard
Vice President

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EDR BG, LP,
a Delaware limited partnership

By:	EDR BG GP, LLC,
a Delaware limited liability company,
its general partner

By:	Education Realty Operating Partnership, LP, a Delaware limited partnership its managing member

By:	Education Realty OP GP, Inc.,
a Delaware corporation,
its general partner

By:	/s/ Olan Brevard
Olan Brevard
Vice President

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STATESBORO PLACE, LLC,
a Georgia limited liability company

By:	Education Realty Operating Partnership, LP, a Delaware limited partnership its manager

By:	Education Realty OP GP, Inc.,
a Delaware corporation,
its general partner

By:	/s/ Olan Brevard
Olan Brevard
Vice President

FOR PURPOSES OF THE OBLIGATIONS SET FORTH IN SECTION 23 OF THE AGREEMENT ONLY:

EDUCATION REALTY TRUST, INC.

By	/s/Olan Brevard

Name:	Olan Brevard

Title:	Vice President

BUYER:
KAREP REIT I, INC., a Delaware corporation

By	/s/ Frank L. Duemmler
Name:	Frank L. Duemmler
Title:	Vice President

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The Escrow Agent hereby executes this Agreement solely for the purpose of acknowledging receipt of the Deposit and acknowledging and agreeing to be bound by the provisions of this Agreement relating to the Deposit.

ESCROW AGENT:

By:	/s/ Yosi (Joe) Benlevi
Name:	Yosi (Joe) Benlevi
Title:	V.P. & Senior Underwriting Counsel

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LIST OF EXHIBITS

Exhibit A-1	Berkeley Real Property Legal Description

Exhibit A-2	Western Place Real Property Legal Description

Exhibit A-3	Statesboro Place Real Property Legal Description

Exhibit A-4	The Gables Real Property Legal Description

Exhibit B	List of Excluded Personal Property

Exhibit C-1	List of Service and Maintenance Contracts

Exhibit C-2	List of Guaranties, Warranties and Permits

Exhibit D	Form of Bill of Sale

Exhibit E	Form of Assignment (contracts, etc.)

Exhibit F	Form of Assignment of Leases (tenant leases & security deposits)

Exhibit G	Tenant Letters

Exhibit H	Rent Roll

Exhibit I	List of Employees

Exhibit J	Real and Personal Property Taxes

Exhibit K	Litigation

Schedule 2	Due Diligence Checklist

Schedule 3(a)(iii)	Purchase Price Allocations

Schedule 3(b)	Wire Instructions

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EXHIBIT A-1

BERKELEY
REAL PROPERTY LEGAL DESCRIPTION –

All that certain lot, piece or tract of land in the County of Pickens, State of South Carolina, lying and being situate on Abel Road containing 13.03 Acres more or less and being designated at Tract A as shown on a plat of survey entitled “Boundary Survey for Berkley Place, LLC”, dated October 30, 1998, prepared by Johnson Surveying, Inc., and having according to said plat the following metes and bounds to wit:

BEGINNING at an Old Nail in the center of Abel Rd; said Nail being the common corner of Abel Baptist Church and Tract A as herein described; thence running with the center of Abel Road the following six courses:
1) N 31-55-51 E a distance or 138.93 feet to a Nail; 2) N 20-16-39 E a distance of 54.59 feet; 3) N 02-17-52 E a distance of 209.01 feet to a Nail; 4) along the chord of a curve concave to the right and having a radius of 136.67 feet, N 21-01-53 E a distance of 89.48 feet to an Old Nail; 5) N 41-47-17 E a distance of 26.93 feet to an Old Nail; 6) along the chord of a curve concave to the left and having a radius of 79.88 feet, N 14-58-54 E a distance of 71.94 feet to a Nail; thence S 42-31-34 E a distance of 96.15 feet to a 1/2"Rebar; thence N 42-52-33 E a distance of 276.32 feet to a 1/2"Rebar; thence S 46-58-53 E a distance of 328.77 feet to a 1/2"Rebar; thence S 00-03-41 E a distance of 272.39 feet to a 1/2"Rebar; thence S 04-41-00 W a distance of 75.19 feet to a 1/2"Rebar; thence S 09-34-58 W a distance of 74.28 feet to a 1/2"Rebar; thence S 13-21-23 W a distance of 404.78 feet to a 1/2"Rebar; thence S 04-26-38 W a distance of 88.72 feet to a 1/2"Rebar; thence S 01-28-26 E a distance of 89.72 feet to a 1/2"Rebar; thence S 08-23-57 E a distance of 83.39 feet to a 1/2"Rebar; thence S 02-39-29 W a distance of 214.57 feet to a 1/2"Rebar; thence N 76-45-08 W a distance of 29.38 feet to a 3/8"Rebar; thence N 76-32-06 W a distance of 125.45 feet to a 1"Pipe; thence N 71-54-38 W a distance of 73.67 feet to a 3/4"Pipe; N 01-59-56 E a distance of 358.78 feet to a 3/8"Rebar; thence N 28-01-36 W a distance of 120.12 feet to a 1"Pipe; thence N 31-01-41 W a distance of 66.89 feet to a 1"Pipe; thence N 45-00-25 W a distance of 354.48 feet to an Old Nail in the center of Abel Road; said Old Nail being the POINT AND PLACE OF BEGINNING.

This is a portion of the same property conveyed to Sara Kinsler Colvin and Joseph Kinsler from the Estate of Blanche Madden Kinsler who died Testate on May 11, 1987, by Device and Descent filed in Book 30, at Page 185 and Pickens County Probate File 87-ES-39-00188.

TMS # Portion of D20-30-0056

Title Company needs to verify

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EXHIBIT A-2

WESTERN PLACE
REAL PROPERTY LEGAL DESCRIPTION

Lot 9 – 1, containing 11,778 acres, as shown on Amendment No. 2 to the Plat of Nashville Road Center Subdivision recorded in Plat Cabinet 31, Pages 178 through 180 in the Clerk’s Office of Warren County (the “Plat”).

TOGETHER WITH and SUBJECT TO easements, covenants and restrictions contained in (a) Reciprocal Easement Agreement recorded in Book 731, Page 752, aforesaid records, (b) Restrictive Covenants Agreement recorded in Book 731, Page 785, aforesaid records and (c) the Plat.

SUBJECT TO taxes for 1999 which are prorated between the parties.

SUBJECT TO easements, covenants and restrictions of record in the Clerk's Office of Warren County.

The above-described property is a portion of the property conveyed to Grantor by deed from Conley B. Larmon, et al., recorded in Deed Book 731, Page 744, aforesaid records.

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EXHIBIT A-3

STATESBORO PLACE
REAL PROPERTY LEGAL DESCRIPTION

ALL that tract or parcel of land situate, lying and being in the 209th G.M.D., Bulloch County, Georgia, containing 26.6 acres, more or less, as shown on a plat entitled "Survey for John H. Barrett", dated August 29, 1989, by Lamar O. Reddick, Registered Land Surveyor, said plat being recorded at Plat Book 31, page 112, in the Office of the Clerk of the Superior Court of Bulloch County, Georgia, and being incorporated herein by reference for a more particular description.

EXHIBIT A-4

THE GABLES
REAL PROPERTY LEGAL DESCRIPTION

BEING KNOWN AS LOT 2 OF THE CHANDLER AND ROBINSON SUBDIVISION AS REVISED IN PLAT BOOK 30 PAGE 20 ON FILE IN THE WARREN COUNTY CLERK'S OFFICE IN BOWLING GREEN, KENTUCKY AND MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

NOTE:  ALL SET IRON PINS ARE 5/8" X 30" REBAR HAVING A PLASTIC CAP IMPRINTED WITH "JAMES R. ADAMS 1891".

BEGINNING AT AN IRON PIN FOUND IN THE NORTHWEST RIGHT-OF-WAY INTERSECTION OF CREASON STREET AND ROBINSON AVENUE; THENCE WITH THE RIGHT-OF-WAY LINE OF CREASON STREET S 40 DEG 57'40" W, 210.23 FEET TO AN IRON PIN FOUND; THENCE WITH A CURVE TO THE RIGHT HAVING A RADIUS OF 507.03 FEET, AN ARC LENGTH OF 197.47 FEET AND A CHORD BEARING AND DISTANCE OF S 52 DEG 07'06" W, 196.22 FEET TO AN IRON PIN FOUND; THENCE S 63 DEG 16'31" W, 202.60 FEET TO AN IRON PIN FOUND, CORNER COMMON TO LOT 1 OF PLAT BOOK 27, PAGE 151; THENCE LEAVING SAID RIGHT-OF-WAY AND WITH THE COMMON LINE OF SAID LOT 1 N 51 DEG 41'29" W, 340.78 FEET TO AN IRON PIN FOUND IN THE SOUTHEAST RIGHT-OF-WAY LINE OF THE CSX RAILROAD; THENCE LEAVING SAID COMMON LINE AND WITH THE RIGHT-OF-WAY LINE OF CSX RAILROAD N 37 DEG 41'31" E, 562.99 FEET TO AN IRON PIN FOUND LOCATED IN THE SOUTHWEST RIGHT-OF-WAY OF ROBINSON AVENUE; THENCE LEAVING SAID RAILROAD RIGHT-OF-WAY AND WITH THE RIGHT-OF-WAY LINE OF ROBINSON AVENUE S 54 DEG 10'50" E, 489.38 FEET TO THE POINT OF BEGINNING, CONTAINING 5.840 ACRES, AND BEING ALL OF LOT 2 OF CHANDLER AND ROBINSON SUBDIVISION REVISED AS RECORDED IN PLAT BOOK 30, PAGE 20, AT THE WARREN COUNTY CLERK'S OFFICE, BOWLING GREEN, KENTUCKY. BEING ALL OF THE PROPERTY CONVEYED TO THE GABLES, LLC BY DEED DATED JULY 23, 1996 AND OF RECORD IN DEED BOOK 729, PAGE 783 IN THE WARREN COUNTY CLERK'S OFFICE AND BEING THE SAME PROPERTY CONVEYED FROM THE GABLES, LLC, A KENTUCKY LIMITED LIABILITY COMPANY TO ALLEN & O'HARA EDUCATIONAL PROPERTIES, LLC, A TENNESSEE LIMITED LIABILITY COMPANY, BY DEED DATED MARCH 6, 2000, AND OF RECORD IN DEED BOOK 799 PAGE 387, IN THE WARREN COUNTY CLERK’S OFFICE.

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EXHIBIT B
LIST OF EXCLUDED PERSONAL PROPERTY
(Applies to all Properties except where noted)

1.
Telephone Services:  Telephone service will be cut off at Closing.  Office and administrative  telephone equipment will remain at the  property.  Telephone exchange numbers will be  ported/transferred to the Premises.

2.	Property Websites: Existing websites will be shut down at Closing and not transferred. Domain names will be transferred to Buyer.

6.	AMSI (eSite, ePO and eService): Access to these systems (application and data) will be shut down at time at Closing.

7.	Property Solutions (Resident Pay, Resident Works, Prospect Portal): Access to these systems (application and data) will be shut down at Closing.

8.	Performance Management System (PM): Access to these systems (application and data) will be shut down at Closing.

9.	EDR Intranet: Access to this system (application and content) will be shut down at Closing.

10.	Company E-Mail: Access to each e-mail account (including saved e-mails) will be shut down at Closing.

12.	Symantec Anti-Virus Software: Remains the property of Sellers or their affiliates.

13.
“Western Place”, “Statesboro Place” and “Berkeley Place”:  Sellers have no right transfer  the name “Place” in conjunction with these Premises.  Buyer shall have a period of thirty  (30)  days after the Closing Date to remove any such signs referencing “Western Place”,  “Statesboro Place” and “Berkeley Place” from the applicable Premises.

Seller shall afford Buyer, during the period after Closing, with reasonable access to Sellers’ (or their affiliates’) proprietary software for the purpose of copying information generated by such proprietary software with regard to the Premises, however, Seller does not require Buyer to change the name of any streets or to remove street signs.

EXHIBIT C-1
LIST OF SERVICE AND MAINTENANCE CONTRACTS

See attached

Buyer has requested that Seller terminate the copier and scanner contracts.  Seller has agreed to terminate such copier and scanner contracts as may be terminated upon thirty (30) days notice and without any cost to Seller.

EXHIBIT C-2
LIST OF GUARANTIES, WARRANTIES AND PERMITS

NONE, except any manufacturer’s warranties for replacement appliances
(e.g., hot water heaters, air conditioning units, garbage disposals etc.)

EXHIBIT D
FORM OF BILL OF SALE

BILL OF SALE

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned, _______________________, a _______________________ (herein referred to as “Seller”), does hereby grant, sell, convey and transfer to  a  (herein after referred to as “Buyer”), any and all right, title and interest which Seller may have in the personal property and intangibles described in Exhibit A.  Seller represents to the Buyer that Seller has good title to the personal property and intangibles, subject to the claims or rights of no person.

IN WITNESS WHEREOF, the parties have executed this Bill of Sale as of this ______ day of ___________, _______

SELLER:

By
Name:
Title:

State of	)
County of	)	ss.:

On the ______ day of ____________, _____ before me, the undersigned personally appeared ______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

Notary Public

My Commission Expires:_________________

Page 1of 1

EXHIBIT E
FORM OF ASSIGNMENT

ASSIGNMENT

THIS ASSIGNMENT, is executed as of the ____ day of __________, ________, by and between ______________________, a ________________________ (hereinafter referred to as “Assignor”), and, a  (herein referred to as “Assignee”).

WITNESSETH

WHEREAS, Assignor has of even date herewith conveyed to Assignee the land, with the buildings and the improvements located thereon, more particularly described on Exhibit A attached hereto and by this reference made a part hereof (herein referred to as the “Property”); and

WHEREAS, in connection with the conveyance of the Property, Assignor and Assignee intend that Assignor’s rights, title and interest in, to and under any and all service contracts, construction contracts, guaranties, warranties, certificates, agreements and other matters stated herein be assigned and transferred to Assignee.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Service Contracts.  Assignor hereby assigns, conveys, transfers and sets over to the Assignee any and all of Assignor’s right, title and interest in and to those certain operating and service contracts and agreements relating to the Property, including, but not limited to, the operating and service contracts and agreements listed in Exhibit B-1 hereto (collectively, the “Service Contracts”).  Assignor agrees to cancel any other operating and service contracts and agreements relating to the Property and shall indemnify and hold Assignee harmless from any claims or losses under such other operating and service contracts and agreements.

2.           Warranties and Guaranties.  Assignor hereby assigns, conveys, transfers and sets over unto Assignee any and all of Assignor’s right, title and interest in and to all of those assignable guaranties, warranties and agreements from any contractors, sub-contractors, vendors or suppliers regarding their performance, quality of workmanship and quality of materials supplied in connection with the construction, manufacture, development, installation and operation of any and all fixtures, equipment, items of personal property and improvements located on or used in connection with the Property, including, but not limited to, those guaranties, warranties and agreements set forth in Exhibit B-2 hereof (the “Warranties”).

3.           Governmental Approvals and Certificates.  Assignor hereby assigns, transfers, conveys and sets over unto Assignee any and all of Assignor’s right, title and interest, if any, in and under any zoning, construction, development, use, occupancy and operating permits relating to the Property, and all other permits, approvals and certificates obtained in connection with the Property, including, but not limited to, the permits, approvals and certificates attached hereto as Exhibit C (the “Governmental Permits”).

4.           Trade Name.  Assignor hereby transfers, sets over, conveys and assigns to Assignee any and all of Assignor’s rights, title and interest to utilize the names: “_____________” in connection with the Property, including the right to use trade names, logos, service marks and similar design identification marks in connection with the Property (the “Trade Names”).  Assignor hereby agrees to discontinue the use of such trade names, service marks, logo and similar design identification marks, and to execute any release, relinquishment or transfer thereof that may be required by law.

OR, for Western Place, Statesboro Place and Berkeley:  Assignee acknowledges that Assignor has no right to transfer any interest or right to use “__________Place”, and Assignee agrees that it will not use the term “Place” in conjunction with the Premises.

5.           Successors and Assigns.  This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

6.           Governing Law.  This Assignment shall be construed under and enforced in accordance with the laws of the State of ____________, without regard to conflict of law rules.

7.           Assignee’s Assumption.  Assignee hereby assumes all of the obligations of the Assignor, from and after the date hereof, under and with respect to the Service Contracts, Warranties, Governmental Permits, and Trade Names which are the subject of this Assignment, the obligations of which are to be performed after the date hereof.  Assignee agrees to indemnify Assignor for all such obligations arising on or after the date hereof and Assignor shall indemnify Assignee for all such obligations arising prior to the date hereof.

8.           Disclaimer.  This Assignment is given by Assignor to Assignee in connection with the sale of the Property by Assignor to the Assignee and no portion of the consideration paid by Assignee to Assignor for the Property has been separately allocated to the Service Contracts, Warranties, Governmental Permits or Trade Names assigned hereunder by Assignor to Assignee.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date set forth above.

ASSIGNOR:

By
Name:
Title:

ASSIGNEE:

_____________________________________________, LLC

By:

Name:

Title:

State of	)
County of	)	ss.:

On the ______ day of _____________, ______ before me, the undersigned personally appeared ______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

Notary Public

My Commission Expires:_________________

State of	)
County of	)	ss.:

On the ______ day of _________, _______ before me, the undersigned personally appeared ______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

Notary Public

My Commission Expires:_________________

EXHIBIT A
DESCRIPTION OF PROPERTY

EXHIBIT B-1
SERVICE CONTRACTS

EXHIBIT B-2
WARRANTIES

EXHIBIT C
GOVERNMENTAL PERMITS

EXHIBIT F
FORM OF ASSIGNMENT OF LEASES

ASSIGNMENT OF TENANT LEASES AND SECURITY DEPOSITS

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned, ____________________, a ______________________ (herein referred to as “Assignor”), does hereby transfer and assign to a (herein referred to as “Assignee”), any and all rights, title and interest which Assignor may have as landlord or otherwise, in all of the leases and rental agreements with tenants located on the real property described on Exhibit “A” attached hereto and made a part hereof, which leases and rental agreements (including tenant security and other deposits, with all interest thereon) are set forth in the rent roll attached hereto marked Exhibit “B” (the “Rent Roll”).  Assignor represents that such Rent Roll is true, accurate and correct as of the date hereof.

Assignor agrees to indemnify and hold harmless Assignee from and against all obligations and liabilities arising out of Assignor’s performance or failure to perform Assignor’s obligations as landlord under such leases and rental agreements up to and including the date hereof, including, but not limited to, any and all liabilities with respect to any claims for security deposits as set forth in the Rent Roll which security deposits have been paid over to Assignee, the receipt of which Assignee hereby acknowledges.

Assignee hereby accepts and agrees to perform all of the terms, covenants and conditions of such leases and rental agreements on the part of the lessor therein required to be performed from and after the date hereof, but not prior thereto, including, but not limited to, the obligation to repay in accordance with the terms of such leases and rental agreements to the lessees thereunder, security and other deposits, but only to the extent such deposits have been disclosed by Assignor as set forth in said Rent Roll and actually delivered to Assignee.  Assignee covenants and agrees to indemnify, and hold harmless Assignor from and against any and all losses, liability, claims or causes of action existing in favor of, or asserted by, the lessees under such leases and rental agreements, including but not limited to any and all liabilities with respect to any claims for security deposits as set forth in the Rent Roll which security deposits have been paid over or credited to Assignee, arising out of or relating to Assignee’s failure to perform any of the obligations as lessor under such leases and rental agreements after the date hereof, but not prior thereto.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Assignment as of the ____ day of _____________, ____.

ASSIGNOR:

By
Name:
Title:

ASSIGNEE:
_____________________________________________, LLC

By:

Name:

Title:

State of	)
County of	)	ss.:

On the ______ day of _____________, ________ before me, the undersigned personally appeared ______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

Notary Public

My Commission Expires:___________________________

State of	)
County of	)	ss.:

On the ______ day of _____________, _____ before me, the undersigned personally appeared ______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

Notary Public

My Commission Expires:__________________________

EXHIBIT A
DESCRIPTION OF PROPERTY

EXHIBIT B
RENT ROLL

EXHIBIT G
TENANT LETTERS

Letterhead of Seller

[Date]

Dear Tenant of _______________ Apartments

RE:	Lease (the “Lease”) of Unit ____________ in ______________________

Ladies and Gentlemen:

Please be advised that, effective as of the date of this letter, [insert Buyer’s name] (“Buyer”) has acquired the __________________________, and in connection with the sale, (i) [insert name of Seller] (“Seller”) has conveyed to Buyer all of Seller’s right, title, and interest under the Lease, (ii) Seller has transferred to Buyer any and all unapplied and refundable portions of your security and/or other deposits, and (iii) Buyer has assumed all rights and obligations under the Lease arising from and after the date of this letter.  From and after the date of this letter, you are advised to perform all of your duties under the Lease directly to Buyer.  Please make all rent payments and provide all notices under the Lease to Buyer at:

[Insert Buyer’s name and address]

Sincerely,

[Seller’s Name]

EXHIBIT H
RENT ROLL

To be provided separately

EXHIBIT I
LIST OF EMPLOYEES

NONE

EXHIBIT J
REAL AND PERSONAL PROPERTY TAXES

EXHIBIT K
LITIGATION

NONE

SCHEDULE 2
DUE DILIGENCE CHECKLIST

1.	Team directory, including attorneys, consultants, contractors, lenders, etc.
2.	The past three (3) years detailed operating history (each by month), including concessions.
3.	Current Year Budget and Next Year Budget (if available)
4.	YTD Detailed Operating Statement
5.	Current Balance Sheet
6.	Occupancy history (past three years)
7.	Current Rent Roll with security deposits showing tenant name, apt. area, lease start and termination date, vacancies, reimbursements, overlapping renewals or new leases
8.	Trailing 24 month Rental Collections Report
9.	Trailing 24 month Incident Reports
10.	Trailing 24 month Work Order Reports
11.	Most recent tax bill(s)/assessment and last two years of all tax bills for the property, including real estate and personal property tax.
12.	Last 12 months of utility bills (gas, electric, oil, etc). Any correspondence with the utility companies. Are there any utility service issues relating to the Property?
13.	Current employee list with salaries and pay scale
14.	Copy of a standard lease (and all addendums)
15.	Current Market reports
16.	Current Preleasing Report
17.	Most recent Title Report
18.	Most recent Property Appraisal
19.
Most recent Property Survey.  Advise if there are any easements or other agreements relating to the Property and provide a copy of the documents if there are.  Include any agreements with adjacent Property owners or anyone else relating to the use of the Property or that would otherwise affect the Property.

20.	Copies of all agreements that affect the property, including ground lease, reciprocal use agreements, warranties, third-party service contracts, rooftop and signage leases and/or licenses, .
21.	Copies of permits, certificates and licenses needed to operate property. Including Certificates of Occupancy and Permits for Food Service, Pool, Sanitation, Leasing, Boiler, Sprinkler, etc.
22.	Owner’s insurance certificates and any insurance losses for 3 years.
23.	Owner's insurance casualty report.
24.	List of personal property included and excluded in the Property sale.
25.	List any Trademarks, Copyrighted Material and Websites associated with the Property
26.	Provide the Property's Telecommunications Contracts and Provider
27.	Provide the Property's Website Hosting Information / Contracts and Provider
28.
Any reports concerning the condition of the Property and operation of the Property, including Property Condition Assessment Report(s), engineering report(s), fire flow / hydrant flow test, elevator inspections, etc.

29.	Last Termite Inspection Report
30.	Deferred maintenance schedule
31.	CapEx for past five years and projected CapEx for next five years
32.	Any environmental reports, environmental insurance policies, O&M plans and other environmentally related documents.
33.
Advise and provide associated documentation for any outstanding legal matters anticipated or pending with any person, partnership, corporation, governmental agency, or other entity pertaining to, or that would have an effect on, the Property.

34.
All municipal correspondence affecting the property and/or proposed improvements.  Include any correspondence with any government agency regarding highway projects or any proposed taking of land on this site.

35.	Maps or pictures of the property. Include those that show the property/properties in relation to the University or College.
36.	Plans and specifications for the existing building and site construction.
37.	Name of all architects, engineers, and major sub-contractors, material-men and suppliers used in construction and development of property
38.	Name and Contact Info of all Vendors and Service Contractors

SCHEDULE 3(a)(iii)
PURCHASE PRICE ALLOCATIONS

Property	Total
The Gables - 305	$5,034,250

The Pointe at Southern - 370	11,437,500

Berkeley Place - 371	13,250,000

Western Place - 372	9,451,250

Total Purchase Price	$39,173,000

SCHEDULE 3(b)
WIRE INSTRUCTIONS

To be provided to Escrow Agent prior to Closing

EXHIBIT C-1
LIST OF SERVICE AND MAINTENANCE CONTRACTS

SERVICE CONTRACTS AND LEASES FORM
BERKELEY
VENDOR	DESCRIPTION	DATES OF TERM	ANNUAL AMOUNT	NO. OF INSTALLMENTS	NOTES
Pavlov	Data Information	6/08 - 6/1/2013	$62,669.00	12
Pavlov	Video Information	11/09 - 10/31/2014	$28,464.00	12
Blue Ridge Security	Alarm Monitoring	6/13/07 - 6/13/12	$3,960.00	12
Gregory's Pest Control	Termite Baiting	10/01/09 - 10/01/10	$10,136.00	1
Gregory's Pest Control	Monthly Pest Control	1/11/09 - 1/11/10	$2,400.00	12	MTM
Clemson Central Storage	Storage Building	8/20/2009	$600.00	12	Notice 5 days before ending
Apartment Finder	Ad in Apt Finder Mag	1/1/08-12/31/08	$3,300.00	12	MTM 60 day written notice to cancel
Diamond Rentals	Trash Compactor Rental	8/15/08 - 8/15/09	$4,200.00	12	MTM 60 day written notice to cancel
Toshiba Business Solutions	Copier	7/14/10 - 10/14/13	$4,260.00	12
Clean Cut Service	Landscaping	7/1/2010 - 6/30/2011	$33,600.00	12
Tiger Sports Marketing	Marketing	8/1/10 - 6/1/11	$13,095.50	1
Tiger Sports Marketing	Marketing	8/1/11-6/1/12	$13,750.00	1
IRIO	Mobile Marketing - Text Alert	1/1/10 - 1/31/2010	$2,148.00	12	Send written notice at least (30) days before service commitment ends

SERVICE CONTRACTS AND LEASES FORM
BOWLING GREEN - WESTERN PLACE
VENDOR	DESCRIPTION	DATES OF TERM	ANNUAL AMOUNT	NO. OF INSTALLMENTS	NOTES
Pavlov	Internet	6/01/08 - 6/01/13	$64,109.00	12
Insight	Resident Cable	11/01/06 -10/31/11	$45,684.00	12
Canon	Copier Leasing	3/01/08 - 8/10/2010	$1,571.00	12	MTM 60 day notice to cancel
Calvert Springs	Water Cooler Rental	MTM	$600.00	12
Quality Lawns and Landscape	Lawn Care Service	MTM	$29,532.00	12
Scott Waste	Waste Removal	MTM	$7,740.00	12
Network Communications	Apartment Finder	MTM	$5,760.00	12
Diamond Rentals	Compactor Lease	MTM	$4,452.00	12
IRIO	mobile marketing	1/1/2010 - 12/31/2010	$2,148.00	12
Overholt	Storage	MTM	$2,220.00	12

SERVICE CONTRACTS AND LEASES FORM
BOWLING GREEN - GABLES
VENDOR	DESCRIPTION	DATES OF TERM	ANNUAL AMOUNT	NO. OF INSTALLMENTS	NOTES
Insight Communication	Resident Cable	8/10 -7/13	$17,798.00	12
Pavlov Media	Internet	11/08- 10/13	$39,751.00	12
Calvert Springs	Water Cooler Rental	1/1/10 - 12/31/11	$216.00	12
Royal Lawn	Lawn Care Service	1/1/10 - 12/31/10	$17,664.00	12
Scott Waste	Waste Removal	7/1/10 - 6/30/11	$6,252.00	12
Sprint	On-Call Cell Phone	10/16/08 -10/15/10	$636.00	12
Overholt	Storage	MTM	$2,400.00	12
Network Comm	Apartment Finder	1/10- 12/10	$3,480.00	12
Lang Company	Service Contract for Office Copier	MTM	$708.00	12
AA Rid All	Termite Control	MTM	$66 Per Building	4
IRIO	Text Alert - Mobile Marketing	1/1/10 - 12/31/2010	$2,148.00	12	Send written notice at least (30) days before service commitment ends

SERVICE CONTRACTS AND LEASES FORM
THE POINTE AT SOUTHERN
VENDOR	DESCRIPTION	DATES OF TERM	ANNUAL AMOUNT	NO. OF INSTALLMENTS	NOTES
Pavlov	Data Information	5/08 -5/13	$67,985.00	12
Pavlov	Video Information	5/09 - 5/14	$30,191.00	12
ADT	Alarm Monitoring	1/1/10 - 12/31/10	$5,160.00	12
Knox Pest Control	Pest Control	MTM	$3,025.00	12	MTM Contact - $252.12 Monthly
CIT Technologies	Copier Rental	10/4/08-10/3/11	$3,235.00	12
R&R Landscape	Landscaping Service	MTM	$38,400.00	12	MTM Contract - $3200 monthly
Rental Guide	Marketing Publication	Quarterly	$3,400.00	4
Call Max	Answering Service	MTM	$2,340.00	12	MTM 30 day notice to cancel - $195.00 monthly
Knox Pest Control	Annual Termite Bond	Annual	$1,400.00	1	Due in March each Year
Fire Protection Services	Annual Fire Inspection	Annual	$1,350.00	1
Dustbusters	Monthly Clubhouse Cleaning	MTM	$2,100.00	12	MTM Contract - $175 Monthly
Logan Hagan	Helium Tank Rental	MTM	$84.00	12	MTM Contract - $7 Monthly
ABR	Monthly Usage for Copier		Varies	12	Monthly Usage Expense - Varies MTM
Monster Storage	Storage Rental	MTM	$1,104.00	12	MTM - $92 monthly
Apartment Guide	Marketing Publication	1/1/10 - 12/31/10	$7,080.00	12	590 monthly
IRIO	Mobile Marketing and Alert	1/1/10 - 12/31/2010	$2,418.00	12	Send written notice at least (30) days before service commitment ends
Delta Com	Monthly Maintenance Fee		$360.00	12	Maint. Fee on Phone System ) $30 monthly

EXHIBIT C-1
LIST OF SERVICE AND MAINTENANCE CONTRACTS

SERVICE CONTRACTS AND LEASES FORM
Chase at Murray
VENDOR	DESCRIPTION	DATES OF TERM	ANNUAL AMOUNT	NO. OF INSTALLMENTS	NOTES
Canon Financial	Scanner Lease	03/01/2008 - 08/01/2010	$528.00	MTM
Canon Financial	Copier Lease	03/01/2008 - 03/01/2010	$1,656.00	MTM
New Wave	Cable	11/01/2006 - 10/31/2011	$19,171.00	12
Southern Pride	Landscape Contract	01/01/2010 - 12/31/2010	$24,115.00	12
Pavlov	Internet	06/01/2008 - 06/01/2013	$54,444.00	12
IRIO	Mobile Mktg and Alert	01/01/2010 - 12/31/2010	$2,148.00	12	Send written notice at least (30) days before service commitment ends
Diamond Rentals	Trash Compactor Rental	04/04/2000 - 08/01/2009	$4,452.00	MTM
Servall	Extermination	Bi-monthly	$650.00	MTM

SERVICE CONTRACTS AND LEASES FORM
Reserve at Jacksonville
VENDOR	DESCRIPTION	DATES OF TERM	ANNUAL AMOUNT	NO. OF INSTALLMENTS	NOTES
Canon Financial Services	Copier Lease	8/10/2010 - 8/9/2014	$2,580.00	12
ABS	Copier Service Agreement	MTM	$420.00	MTM
Pavlov	Internet	06/01/2008 - 06/01/2013	$67,428.00	12
Diamond Rentals	Compactor Lease	8/1/2008 - 8/1/2011	$13,356.00	3YR
Knox Pest Control	Extermination	2/2009 - 2/2011	$1,800.00	2YR
Knox Pest Control	Termite Bond	5/1/2010 - 5/2011	$1,250.00	12
ADT Security System	Office Alarm System	MTM	$372.00	12
Allied Waste	Waste Removal	MTM	per pound	MTM
All Tech	Fire Alarms	MTM	$605.00	12
Call Max	Office Answering Service	MTM	$2,340.00	12
Classified Venture	Online Advertisement	MTM	$4,068.00	12
Cable One	Resident Cable	3/8/2000 - 3/8/2005	$22,272.00	12	Now YTY - expires 3/8/2011
Jacksonville Apartment Guide	Advertising	8/2010 - 8/31/2011	$2,940.00	12
IRIO	Mobile Marketing Alert	1/1/2010 - 12/31/2010	$2,148.00	12	Send written notice at least (30) days before service commitment ends
Pitney Bowes	Postage Machine	MTM	$345.00	12
Game Cock Mini Storage	Storage	MTM	$900.00	12
AT&T Advertising	Advertising in Yellow Pages	5/2/2010 - 5/2/2011	$2,555.00	12
Sprint	Maintenance Radios	MTM	$1,884.00	12
Sauls Landscaping	Landscaping Service	MTM	$1,800.00	12

SERVICE CONTRACTS AND LEASES FORM
Martin Place
VENDOR	DESCRIPTION	DATES OF TERM	ANNUAL AMOUNT	NO. OF INSTALLMENTS	NOTES
Canon	Copier Rental	3/1/2008 - 8/1/2010	$2,551.44	12
Charter	Cable	MTM	$23,891.64	12
Diamond Rentals	Trash Compactor Rental	MTM	$4,609.56	12
IRIO	Mobile Marketing - Text Alert	1/1/2010 - 12/31/2010	$2,148.00	12	Send written notice at least (30) days before service commitment ends
Southern Pride	Landscape Contract	1/1/2010-12/31/2010	$27,420.00	12
Servall	Pest Control	MTM	$3,600.00	12
Servall	Termite Contract	1/1/2010 - 12/31/2010	$375.00	1
Servall	Sentricon Termite Contract (200)	4/05/2010 - 4/05/2011	$280.00	1
Servall	Sentricon Termite Contract (800)	4/14/2010 - 4/14/2011	$280.00	1
Servall	Sentricon Termite Contract (500)	3/18/2010 - 3/18/2011	$280.00	1
Servall	Sentricon Termite Contract (400)	7/7/2010 - 7/7/2011	$280.00	1
Servall	Sentricon Termite (600)	9/02/2010-9/02/2011	$280.00	1
Pavlov	Internet	6/1/2008 - 6/1/2013	$56,678.00	12
Barker Brothers Waste	Waste Removal	MTM		based per ton
Pro-Tec Security	Fire Monitoring	12/4/2009 - 12/4/2010	$3,078.00	12

SERVICE CONTRACTS AND LEASES FORM
Troy Place
VENDOR	DESCRIPTION	DATES OF TERM	ANNUAL AMOUNT	NO. OF INSTALLMENTS	NOTES
Canon	Copier Leasing	8/1/2010	$1,620.00	12	MTM
Canon	Copier Scanner	8/1/2010	$500.00	12	MTM
Pavlov	Internet	5/2008 - 5/2013	$43,968.00	12
International Sports Properties	Advertising	1/1/2011 - 12/31/2012	$8,000.00	Annually	Payment due 1/1/2011
ADT	Office Security Monitoring	4/29/2009 - 4/29/2014	$332.00	Quarterly
Alltech Sytems	Fire Panel Monitoring	8/1/2010 - 8/1/2011	$6,594.00	12	30 Day cancel notice
Diamond Rentals	Trash Compactor Rental	8/1/2008 - 8/1/2013	$4,200.00	12
IRIO	Mobile Alert/ Marketing	1/1/2010 - 12/31/2010	$2,148.00	12	Send written notice at least (30) days before service commitment ends
Troy Apartment Guide	Advertisement	1/1/2010 - 12/31/2010	$5,640.00	Annually

EXHIBIT E
FORM OF ASSIGNMENT

ASSIGNMENT

THIS ASSIGNMENT, is executed as of the ____ day of __________, ________, by and between ______________________, a ________________________ (hereinafter referred to as “Assignor”), and __________________, a ___________________ (herein referred to as “Assignee”).

WITNESSETH

WHEREAS, Assignor has of even date herewith conveyed to Assignee the land, with the buildings and the improvements located thereon, more particularly described on Exhibit A attached hereto and by this reference made a part hereof (herein referred to as the “Property”); and

WHEREAS, in connection with the conveyance of the Property, Assignor and Assignee intend that Assignor’s rights, title and interest in, to and under any and all service contracts, construction contracts, guaranties, warranties, certificates, agreements and other matters stated herein be assigned and transferred to Assignee.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Service Contracts.  Assignor hereby assigns, conveys, transfers and sets over to the Assignee any and all of Assignor’s right, title and interest in and to those certain operating and service contracts and agreements relating to the Property, including, but not limited to, the operating and service contracts and agreements listed in Exhibit B-1 hereto (collectively, the “Service Contracts”).  Assignor agrees to cancel any other operating and service contracts and agreements relating to the Property and shall indemnify and hold Assignee harmless from any claims or losses under such other operating and service contracts and agreements.

2.           Warranties and Guaranties.  Assignor hereby assigns, conveys, transfers and sets over unto Assignee any and all of Assignor’s right, title and interest in and to all of those assignable guaranties, warranties and agreements from any contractors, sub-contractors, vendors or suppliers regarding their performance, quality of workmanship and quality of materials supplied in connection with the construction, manufacture, development, installation and operation of any and all fixtures, equipment, items of personal property and improvements located on or used in connection with the Property, including, but not limited to, those guaranties, warranties and agreements set forth in Exhibit B-2 hereof (the “Warranties”).

3.           Governmental Approvals and Certificates.  Assignor hereby assigns, transfers, conveys and sets over unto Assignee any and all of Assignor’s right, title and interest, if any, in and under any zoning, construction, development, use, occupancy and operating permits relating to the Property, and all other permits, approvals and certificates obtained in connection with the Property, including, but not limited to, the permits, approvals and certificates attached hereto as Exhibit C (the “Governmental Permits”).

4.           Trade Name.  Assignor hereby transfers, sets over, conveys and assigns to Assignee any and all of Assignor’s rights, title and interest to utilize the names: “_____________” in connection with the Property, including the right to use trade names, logos, service marks and similar design identification marks in connection with the Property (the “Trade Names”).  Assignor hereby agrees to discontinue the use of such trade names, service marks, logo and similar design identification marks, and to execute any release, relinquishment or transfer thereof that may be required by law.

OR, for Western Place, Statesboro Place and Berkeley:  Assignee acknowledges that Assignor has no right to transfer any interest or right to use “__________Place”, and Assignee agrees that it will not use the term “Place” in conjunction with the Premises.

5.           Successors and Assigns.  This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

6.           Governing Law.  This Assignment shall be construed under and enforced in accordance with the laws of the State of ____________, without regard to conflict of law rules.

7.           Assignee’s Assumption.  Assignee hereby assumes all of the obligations of the Assignor, from and after the date hereof, under and with respect to the Service Contracts, Warranties, Governmental Permits, and Trade Names which are the subject of this Assignment, the obligations of which are to be performed after the date hereof.  Assignee agrees to indemnify Assignor for all such obligations arising on or after the date hereof and Assignor shall indemnify Assignee for all such obligations arising prior to the date hereof.

8.           Disclaimer.  This Assignment is given by Assignor to Assignee in connection with the sale of the Property by Assignor to the Assignee and no portion of the consideration paid by Assignee to Assignor for the Property has been separately allocated to the Service Contracts, Warranties, Governmental Permits or Trade Names assigned hereunder by Assignor to Assignee.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date set forth above.

ASSIGNOR:

By
Name:
Title:

ASSIGNEE:

_______________________________, LLC

By:

Name:

Title:

State of	)
County of	)	ss.:

On the ______ day of _____________, ______ before me, the undersigned personally appeared ______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

Notary Public

My Commission Expires:_________________

State of	)
County of	)	ss.:

On the ______ day of _________, _______ before me, the undersigned personally appeared ______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

Notary Public

My Commission Expires:_________________

EXHIBIT A
DESCRIPTION OF PROPERTY

EXHIBIT B-1
SERVICE CONTRACTS

EXHIBIT B-2
WARRANTIES

EXHIBIT C
GOVERNMENTAL PERMITS

EXHIBIT E
FORM OF ASSIGNMENT

ASSIGNMENT

THIS ASSIGNMENT, is executed as of the ____ day of __________, ________, by and between ______________________, a ________________________ (hereinafter referred to as “Assignor”), and _______________________________, a _________________ (herein referred to as “Assignee”).

WITNESSETH

WHEREAS, Assignor has of even date herewith conveyed to Assignee the land, with the buildings and the improvements located thereon, more particularly described on Exhibit A attached hereto and by this reference made a part hereof (herein referred to as the “Property”); and

WHEREAS, in connection with the conveyance of the Property, Assignor and Assignee intend that Assignor’s rights, title and interest in, to and under any and all service contracts, construction contracts, guaranties, warranties, certificates, agreements and other matters stated herein be assigned and transferred to Assignee.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Service Contracts.  Assignor hereby assigns, conveys, transfers and sets over to the Assignee any and all of Assignor’s right, title and interest in and to those certain operating and service contracts and agreements relating to the Property, including, but not limited to, the operating and service contracts and agreements listed in Exhibit B-1 hereto (collectively, the “Service Contracts”).  Assignor agrees to cancel any other operating and service contracts and agreements relating to the Property and shall indemnify and hold Assignee harmless from any claims or losses under such other operating and service contracts and agreements.

2.           Warranties and Guaranties.  Assignor hereby assigns, conveys, transfers and sets over unto Assignee any and all of Assignor’s right, title and interest in and to all of those assignable guaranties, warranties and agreements from any contractors, sub-contractors, vendors or suppliers regarding their performance, quality of workmanship and quality of materials supplied in connection with the construction, manufacture, development, installation and operation of any and all fixtures, equipment, items of personal property and improvements located on or used in connection with the Property, including, but not limited to, those guaranties, warranties and agreements set forth in Exhibit B-2 hereof (the “Warranties”).

3.           Governmental Approvals and Certificates.  Assignor hereby assigns, transfers, conveys and sets over unto Assignee any and all of Assignor’s right, title and interest, if any, in and under any zoning, construction, development, use, occupancy and operating permits relating to the Property, and all other permits, approvals and certificates obtained in connection with the Property, including, but not limited to, the permits, approvals and certificates attached hereto as Exhibit C (the “Governmental Permits”).

4.           Trade Name.  Assignor hereby transfers, sets over, conveys and assigns to Assignee any and all of Assignor’s rights, title and interest to utilize the names: “_____________” in connection with the Property, including the right to use trade names, logos, service marks and similar design identification marks in connection with the Property (the “Trade Names”).  Assignor hereby agrees to discontinue the use of such trade names, service marks, logo and similar design identification marks, and to execute any release, relinquishment or transfer thereof that may be required by law.

OR, for Western Place, Statesboro Place and Berkeley:  Assignee acknowledges that Assignor has no right to transfer any interest or right to use “__________Place”, and Assignee agrees that it will not use the term “Place” in conjunction with the Premises.

5.           Successors and Assigns.  This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

6.           Governing Law.  This Assignment shall be construed under and enforced in accordance with the laws of the State of ____________, without regard to conflict of law rules.

7.           Assignee’s Assumption.  Assignee hereby assumes all of the obligations of the Assignor, from and after the date hereof, under and with respect to the Service Contracts, Warranties, Governmental Permits, and Trade Names which are the subject of this Assignment, the obligations of which are to be performed after the date hereof.  Assignee agrees to indemnify Assignor for all such obligations arising on or after the date hereof and Assignor shall indemnify Assignee for all such obligations arising prior to the date hereof.

8.           Disclaimer.  This Assignment is given by Assignor to Assignee in connection with the sale of the Property by Assignor to the Assignee and no portion of the consideration paid by Assignee to Assignor for the Property has been separately allocated to the Service Contracts, Warranties, Governmental Permits or Trade Names assigned hereunder by Assignor to Assignee.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date set forth above.

ASSIGNOR:

By
Name:
Title:

ASSIGNEE:

_______________________________, LLC

By:

Name:

Title:

State of	)
County of	)	ss.:

On the ______ day of _____________, ______ before me, the undersigned personally appeared ______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

Notary Public

My Commission Expires:_________________

State of	)
County of	)	ss.:

On the ______ day of _________, _______ before me, the undersigned personally appeared ______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

Notary Public

My Commission Expires:_________________

EXHIBIT A
DESCRIPTION OF PROPERTY

EXHIBIT B-1
SERVICE CONTRACTS

EXHIBIT B-2
WARRANTIES

EXHIBIT C
GOVERNMENTAL PERMITS

EXHIBIT J
REAL AND PERSONAL PROPERTY TAXES

See Attached

The Gables
1909 Creason Drive
Bowling Green, KY 42101
2010 Property Tax Bill Schedule

Taxing Authority	Parcel Number	Tax Type	2009 Amount Paid	2010 Forecasted/ Accrued Taxes	Due Date	Paid?
WARREN COUNTY	040B-14-007	RE	18,330.64	19,034.76	11/1/2010	No
BOWLING GREEN CITY	040B-14-007	RE	51,283.58	52,320.24	12/31/2010	No
		Total Real Estate Tax	69,614.22	71,355.00

WARREN COUNTY	G0162408	PP	2,025.48	2,066.04	11/1/2010	No
BOWLING GREEN CITY	G0162408	PP	2,721.06	2,775.48	12/31/2010	No
		Total Personal Property Tax	4,746.54	4,841.52

		Total Taxes	74,360.76	76,196.52

*	We have not received the 2010 tax bills for this property. The amounts listed reflect the actual amount paid for the 2009 tax year and the estimated due date of the tax bills.

City
	RE		not currently available	2010 Based on
	PP		on the website	Assessor's Website

County
	RE		not currently available	2010 Estimate Based
	PP		on the website	Assessor's Website

The Pointe at Southern
1699 Statesboro Place Circle
Statesboro, GA 30117
2010 Property Tax Bill Schedule

Taxing Authority	Parcel Number	Tax Type	2009 Amount Paid	2010 Forecasted/ Accrued Taxes		Due Date	Paid?
BULLOCH COUNTY	R574521005	RE	81,874.08	109,906.68		12/1/2010	No
BULLOCH COUNTY	R574520005	RE	53.53			12/1/2010	No
STATESBORO CITY	R574521005	RE	25,281.95			12/20/2010	No
STATESBORO CITY	R574520005	RE	16.53			12/20/2010	No
		Total Real Estate Tax	107,226.09	109,906.68

BULLOCH COUNTY	38550P	PP	1,949.96	2,603.16		12/1/2010	No
STATESBORO CITY	38550P	PP	602.13			12/20/2010	No
		Total Personal Property Tax	2,552.09	2,603.16

		Total 2009 Taxes	109,778.18	112,509.84	*

*	We have not received the 2010 tax bills for this property. The amounts listed reflect the actual amount paid for the 2009 tax year and the estimated due date of the tax bills.

		City
	RE		25,298.48	2010 Based on
	PP		NA	Assessor's Website

		County
	RE		81,890.61	2010 Estimate Based
	PP		NA	Assessor's Website

Berkeley Place
700 Berkeley Place Circle
Clemson, SC 29631
2010 Property Tax Bill Schedule

Taxing Authority	Parcel Number	Tax Type	2009 Amount Paid	2010 Forecasted/ Accrued Taxes	Due Date	Paid?
PICKENS COUNTY	4054-12-85-3815	PP	8,026.08	8,186.64	1/15/2011	No
PICKENS COUNTY	4054-12-85-3815	RE	142,762.88	147,045.72	1/15/2011	No

		Total 2009 Taxes	150,788.96	155,232.36

*	We have not received the 2010 tax bills for this property. The amounts listed reflect the actual amount paid for the 2009 tax year and the estimated due date of the tax bills.

RE	149,044.56	2010 Estimate Based
PP	NA	Assessor's Website

Western Place
720 Patton Way
Bowling Green, KY 42104
2010 Property Tax Bill Schedule

Taxing Authority	Parcel Number	Tax Type	2009 Amount Paid	2010 Forecasted/ Accrued Taxes	Due Date	Paid?
WARREN COUNTY	W3010509-01	RE	42,085.12	56,016.96	11/1/2010	No
BOWLING GREEN CITY	041D-01B-000	RE	12,566.00		12/31/2010	No
		Total Real Estate Tax	54,651.12	56,016.96

WARREN COUNTY	W3010456	PP	5,218.32	6,589.80	11/1/2010	No
BOWLING GREEN CITY	W3010456	PP	1,242.22		12/31/2010	No
		Total Personal Property Tax	6,460.54	6,589.80

		Total 2009 Taxes	61,111.66	62,606.76

*	We have not received the 2010 tax bills for this property. The amounts listed reflect the actual amount paid for the 2009 tax year and the estimated due date of the tax bills.

City
	RE		not currently available	2010 Based on
	PP		on the website	Assessor's Website

County
	RE		not currently available	2010 Estimate Based
	PP		on the website	Assessor's Website

EXHIBIT J
REAL AND PERSONAL PROPERTY TAXES

See Attached

The Reserve at Jacksonville
331 Nisbet Street NW #50
Jacksonville, AL 36265
2010 Property Tax Bill Schedule

Taxing Authority	Parcel Number	Tax Type	2009 Amount Paid	2010 Forecasted/ Accrued Taxes	Due Date	Paid?
CALHOUN COUNTY	12-01-11-2-001- 003.005	RE	118,188.55	121,479.96	12/31/2010	No
CALHOUN COUNTY	12-01-11-1-001- 012.001	RE	328.70		12/31/2010	No

		Total Real Estate Tax	118,517.25	121,479.96

CALHOUN COUNTY	90-02-53-0-000- 206.011	PP	2,987.75	3,047.52	12/31/2010	No
		Total Personal Property Tax	2,987.75	3,047.52

		Total Taxes*	121,505.00	124,527.48

*	We have not received the 2010 tax bills for this property.
	The amounts listed reflect the actual amount paid for the 2009
	tax year and the estimated due date of the tax bills.

			.005 - RE	105,014.90	2010 Based on
			.001 - RE	341.05	Assessor's Website

The Chase at Murray
1700 Lowes Drive
Murray, KY 42071
2010 Property Tax Bill Schedule

Taxing Authority	Parcel Number	Tax Type	2009 Amount Paid	2010 Forecasted/ Accrued Taxes	Due Date	Paid?

CITY OF MURRAY	04100129F	RE	25,135.50	72,276.60	10/31/2010	No

CALLOWAY COUNTY	04100129F	RE	45,035.90		11/30/2010	No

		Total Real Estate Tax	70,171.40	72,276.60

CITY OF MURRAY	126143501	PP	2,216.58	8,225.16	10/31/2010	No

CALLOWAY COUNTY	126143501	PP	5,847.35		11/30/2010	No
		Total Personal Property Tax	8,063.93	8,225.16

		Total Taxes	78,235.33	80,501.76

*	We have not received the 2010 tax bills for this property.
	The amounts listed reflect the actual amount paid for the 2009
	tax year and the estimated due date of the tax bills.

			City
			RE	not currently available	2010 Based on
			PP	on the website	Assessor's Website

			County
			RE	71,091.00	2010 Estimate Based
			PP		on MFP Assessment Letter

Clemson Place
133 Clemson Place Circle
Clemson, SC 29631
2010 Property Tax Bill Schedule

Taxing Authority	Parcel Number	Tax Type	2009 Amount Paid	2010 Forecasted/ Accrued Taxes	Due Date	Paid?
PICKENS COUNTY	4044-11-66- 9178P	PP	8,709.77	8,883.96	1/15/2011	No
PICKENS COUNTY	4044-11-66- 9178	RE	127,419.42	131,241.96	1/15/2011	No

		Total Taxes*	136,129.19	140,125.92

*	We have not received the 2010 tax bills for this property.
	The amounts listed reflect the actual amount paid for the 2009
	tax year and the estimated due date of the tax bills.

			PP	NA	2010 Based on
			RE	146,529.21	Assessor's Website

The Reserve at Martin
237 West Peach Street
Martin, TN 38237
2010 Property Tax Bill Schedule

Taxing Authority	Parcel Number	Tax Type	2009 Amount Paid	2010 Forecasted/ Accrued Taxes	Due Date	Paid?

MARTIN CITY	078D A 00800 000	RE	54,346.00	133,445.76	2/28/2011	No

WEAKLEY COUNTY	078D A 00800 000	RE	75,845.00		2/28/2011	No

		Total Real Estate Tax	130,191.00	133,445.76

MARTIN CITY	078D A 00800 P 000	PP	699.00	1,339.32	2/28/2011	No
WEAKLEY COUNTY		PP	976.00		2/28/2011	No
		Total Personal Property Tax	1,675.00	1,339.32

		Total 2009 Taxes	131,866.00	134,785.08	*

*	We have not received the 2010 tax bills for this property.
	The amounts listed reflect the actual amount paid for the 2009
	tax year and the estimated due date of the tax bills.

			City
			RE	not currently available	2010 Based on
			PP	on the website	Assessor's Website

			County
			RE	76,017.00	2010 Estimate Based
			PP	1,072.00	on MFP Assessment Letter